Exhibit 99.1

ASPEN INSURANCE HOLDINGS LIMITED

Notice of 2007 Annual General Meeting of Shareholders

and

Proxy Statement

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2007

To our Shareholders:

The annual general meeting of shareholders (the ‘‘Shareholders’’) of Aspen Insurance Holdings Limited (the ‘‘Company’’) will be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda on May 2, 2007 at 12:00 p.m. Bermuda time (the ‘‘Annual General Meeting’’) for the following purposes:

1.	To re-elect Messrs. Ian Cormack, Prakash Melwani, Kamil Salame and Stuart Sinclair as Class III directors of the Company;

2.	To re-elect Mr. John Cavoores as a Class I director of the Company;

3.	To re-elect Mr. Glyn Jones as a Class II director of the Company;

4.	To amend the 2006 Non-Employee Director Stock Option Plan;

5.	To appoint KPMG Audit Plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm;

6.	To act on various matters concerning the Company’s non-U.S. subsidiaries; and

7.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the financial statements of the Company for the year ended December 31, 2006 pursuant to the provisions of the Bermuda Companies Act of 1981 and the Company’s Bye-Laws.

The close of business on March 8, 2007 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of Shareholders entitled to vote at the Annual General Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Aspen Insurance Holdings Limited, c/o Mellon Investor Services, attn: Proxy Processing, P. O. Box 3510, South Hackensack, NJ 07606, in the accompanying envelope, which does not require postage if mailed in the United States. Shareholders who appear on the Company’s register may also vote their ordinary shares by telephone or over the Internet. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their ordinary shares in a brokerage account or through a nominee will also likely have the added flexibility of directing the voting of their ordinary shares by telephone or over the Internet.

By Order of the Board of Directors,
Heather Kitson Secretary

Hamilton, Bermuda
March 28, 2007

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 2, 2007

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the ‘‘Board’’) of Aspen Insurance Holdings Limited (the ‘‘Company’’) to be voted at our annual general meeting of shareholders (the ‘‘Shareholders’’) to be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11 Bermuda on May 2, 2007 at 12:00 p.m. Bermuda time, or at such other meeting upon any postponement or adjournment thereof (the ‘‘Annual General Meeting’’). This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about March 28, 2007.

As of March 8, 2007, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 87,821,186 ordinary shares of the Company, par value U.S. 0.15144558¢ per share (the ‘‘ordinary shares’’), issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Annual General Meeting.

Holders of ordinary shares are entitled to one vote on each matter to be voted upon by the Shareholders at the Annual General Meeting for each share held. Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a 9.5% U.S. Shareholder is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the ‘‘Code’’)) whose ‘‘controlled shares’’ (as defined below) constitute nine and one-half percent or more of the voting power of all ordinary shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

Because the applicability of the voting power reduction provisions to any particular Shareholder depends on facts and circumstances that may be known only to the Shareholder or related persons, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.

In order to determine the number of controlled shares owned by each Shareholder, we are authorized to require any Shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any Shareholder’s voting rights are to be adjusted pursuant to the Company’s Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any Shareholder failing to respond to such a request or submitting incomplete or inaccurate information. ‘‘Controlled shares’’ will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).

The presence of one or more Shareholders in person or by proxy holding at least 50% of the voting power (that is the number of maximum possible votes of the Shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued and outstanding ordinary shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, it is currently expected that there will be no adjustments to the voting power, since there does not appear to be any Tentative 9.5% U.S. Shareholder (as defined in our Bye-Laws). Therefore, every Shareholder will be entitled to one vote per each matter to be voted upon for each ordinary share held by such Shareholder.

The Company’s Bye-Law 84 provides that, if the Company is required or entitled to vote at a general meeting of any of its subsidiaries organized under the laws of a jurisdiction outside the United States of America (each, a ‘‘Non-U.S. Subsidiary’’), the Board shall refer the subject matter of the vote to the Shareholders of the Company on a poll and seek authority from the Shareholders in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolutions proposed by such Non-U.S. Subsidiary. The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by the Non-U.S. Subsidiary.

At the Annual General Meeting, Shareholders will be asked to take the following actions:

1.	To vote FOR the re-election of Messrs. Ian Cormack, Prakash Melwani, Kamil Salame and Stuart Sinclair as Class III directors of the Company;

2.	To vote FOR the re-election of Mr. John Cavoores as a Class I director of the Company;

3.	To vote FOR the re-election of Mr. Glyn Jones as a Class II director of the Company;

4.	To vote FOR the amendment to the 2006 Non-Employee Director Stock Option Plan;

5.	To vote FOR the appointment of KPMG Audit Plc as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and to authorize the Board through the Audit Committee (the ‘‘Audit Committee’’) to set the remuneration for the independent registered public accounting firm;

6.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Limited (‘‘Aspen Re’’), an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Paul Myners, Christopher O’Kane, Ian Cormack, Marek Gumienny, Glyn Jones, Oliver Peterken and Stuart Sinclair and Ms. Heidi Hutter as company directors to the board of directors of Aspen Re;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen Re’s articles of association, the directors of Aspen Re are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Re resolution ultimately conferring such authority (the ‘‘Aspen Re Resolution’’) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Re at the date of the Aspen Re Resolution;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen Re at the date of the Aspen Re Resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Re may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; and

(c)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen Re for the fiscal year ending December 31, 2007, to hold office from the conclusion of Aspen Re’s annual general meeting to the conclusion of the next annual general meeting of Aspen Re and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

7.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Services Limited (‘‘Aspen Services’’), an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Christopher O’Kane, Julian Cusack and Ian Campbell as company directors to the board of directors of Aspen Services;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen Services’ articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Services resolution ultimately conferring such authority (the ‘‘Aspen Services Resolution’’) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services Resolution;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; and

(c)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen Services for the fiscal year ending December 31, 2007, to hold office from the conclusion of Aspen Services’ annual general meeting to the conclusion of the next annual general meeting of Aspen Services and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

8.	To vote FOR the resolutions proposed by the Company in respect of Aspen (UK) Holdings Limited (‘‘Aspen (UK) Holdings’’), a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Christopher O’Kane, Julian Cusack and Ian Campbell as company directors to the board of directors of Aspen (UK) Holdings;

(b)	that:

i)	in place of the authority given in Article 4(B) of Aspen (UK) Holdings’ articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at that date;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; and

(c)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2007, to hold office from the conclusion of Aspen (UK) Holdings’ annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

9.	To vote FOR the resolutions proposed by the Company in respect of AIUK Trustees Limited (‘‘AIUK Trustees’’), an indirect wholly-owned company which administers Aspen Re’s pension, organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Ian Campbell, David Curtin, Robert Mankiewitz and Christopher Woodman as company directors to the board of directors of AIUK Trustees;

(b)	that:

i)	in place of the authority given in Article 3(d) of AIUK Trustees’ articles of association, the directors of AIUK Trustees are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of AIUK Trustees at that date;

ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of AIUK Trustees at the date of the resolution;

iii)	at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of AIUK Trustees may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; and

(c)	for the re-appointment of KPMG Audit Plc as the auditor of AIUK Trustees for the fiscal year ending December 31, 2007, to hold office from the conclusion of AIUK Trustees’ annual general meeting to the conclusion of the next annual general meeting of AIUK Trustees and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

10.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance Limited (‘‘Aspen Bermuda’’), a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company’s representatives or proxies to vote FOR:

(a)	the election of Messrs. Christopher O’Kane, Julian Cusack, James Few, Oliver Peterken, Stuart Sinclair, David Skinner, Ms. Karen Green and Ms. Kate Vacher as company directors for election to the board of directors of Aspen Bermuda for 2007 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2007 and to fix the remuneration of such directors; and

(b)	the appointment of KPMG as the auditor of Aspen Bermuda for the fiscal year ended December 31, 2007 and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Aspen Re, Aspen Services, Aspen (UK) Holdings and AIUK Trustees are collectively referred to as the ‘‘UK Subsidiaries’’ and Aspen Bermuda, together with the UK Subsidiaries are collectively referred to as the ‘‘Subsidiaries’’.

At the Annual General Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

All proposals will be decided by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67). The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the meeting, in accordance with our Bye-Laws.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with the Companies Act 1981 of Bermuda and Bye-Law 140 of the Company, the Company’s financial statements for the year ended December 31, 2006 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by Shareholders, and no such approval will be sought at the meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual General Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her to inform such person of this appointment.

Each ordinary share represented by a properly executed proxy which is returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a Shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in ‘‘street name’’ by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.

Because the Company is currently a foreign private issuer, to the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the ‘‘NYSE’’) that hold ordinary shares in street name for such beneficial owners may not vote in their discretion upon any of the proposals. Any ‘‘broker non-votes’’ and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Annual General Meeting. Generally, ‘‘broker non-votes’’ occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Shareholders who are represented may adjourn the Annual General Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

We will bear the cost of solicitation of proxies. We have engaged Mellon Investor Services LLC to be our proxy solicitation agent. For these services, we will pay Mellon Investor Services LLC a fee of approximately $8,500, plus expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT

Board of Directors of the Company

Pursuant to provisions that were in our Bye-Laws and a shareholders’ agreement by and among us and certain Shareholders prior to our initial public offering in 2003, certain of our Shareholders had the right to appoint or nominate and remove directors to serve on our board of directors. Mr. Melwani was appointed, and Dr. Rosenthal was nominated, as directors by The Blackstone Group (‘‘Blackstone’’). Mr. Cormack was appointed director by Candover. Mr. Avery was appointed director by Wellington. Mr. Salame was nominated director by CSFB Private Equity. After our initial public offering, no specific shareholder has the right to appoint or nominate or remove one or more directors pursuant to an explicit provision in our Bye-Laws or otherwise.

Our Bye-Laws provide for a classified board of directors, divided into three classes of directors, with each class elected to serve a term of three years. Our incumbent Class I Directors are scheduled to serve until our 2008 Annual General Meeting, our incumbent Class II Directors were re-elected at our last annual general meeting to serve until our 2009 Annual General Meeting and our incumbent Class III Directors, as well as Messrs. Cavoores and Jones, who were appointed by our board of directors in 2006, are scheduled to serve until our 2007 Annual General Meeting.

As of February 15, 2007, we had the following directors on our board of directors:

Name	Age	Director Since	Audit	Compensation	Corporate Governance & Nominating	Investment	Risk
Class I Directors:
Christopher O’Kane	52	2002
Heidi Hutter	49	2002	x				Chair
David Kelso	54	2005	x			x	x
John Cavoores	49	2006				x	x
Class II Directors:
Paul Myners	58	2002			Chair	Chair
Julian Cusack	56	2002				x	x
Norman L. Rosenthal	55	2002	x		x
Glyn Jones	54	2006		x		x
Class III Directors:
Julian Avery	61	2003		x	x
Ian Cormack	59	2003	Chair				x
Prakash Melwani	48	2003		Chair	x	x
Kamil M. Salame	38	2002		x		x	x
Stuart Sinclair	53	2006

Paul Myners.    Mr. Myners has been our Chairman and a director since June 21, 2002. He is also currently the Chairman of Aspen Re, a position he has held since June 2002, of the Guardian Media Group, a position held since March 2000, of Land Securities Group effective January 1, 2007 (appointed to the board of directors in September 2006) and of Ermitage Asset Management Jersey Limited since May 2006. Mr. Myners is a non-executive director of the Bank of England. He has been a member of the Investment Committee of the Government of Singapore Investment Corporation since December 2005. He completed a review of Institutional Investment for Her Majesty’s Treasury in 2001 and was a member of the Financial Reporting Council, the body responsible for overseeing the process for setting U.K. accounting standards. From August 1, 1987 until November 2001, he held the position of Chairman of Gartmore Investment Management and previously served as an executive director of National Westminster Bank, Coutts & Co., and as an independent director of the Investment Management Regulatory Organization, the Lloyd’s Market Board, Celltech Group, The Bank of New York, the Scottish National Trust, PowerGen plc and Orange plc. He was also previously the chairman of Marks & Spencer.

Christopher O’Kane.    Mr. O’Kane has been our Chief Executive Officer and a director since June 21, 2002. He is also currently the Chief Executive Officer of Aspen Re and was Chairman of Aspen Bermuda until December 2006. Prior to the creation of Aspen Holdings, from November 2000 until June 2002, Mr. O’Kane served as a director of Wellington and Chief Underwriting Officer of Lloyd’s Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O’Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O’Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O’Kane has over twenty-five years of experience in the insurance industry, beginning his career as a Lloyd’s broker.

Julian Cusack, Ph.D.    Mr. Cusack has been our Chief Financial Officer and a director since June 21, 2002. He has been the Chief Executive Officer of Aspen Bermuda since 2002 and was appointed Chairman of Aspen Bermuda in December 2006. From 2002 until March 31, 2004, he was also Finance Director of Aspen Re. Mr. Cusack previously worked with Wellington where he was Managing Director of WUAL from 1992 to 1996, and in 1994 joined the board of directors of Wellington Underwriting Holdings Limited. He was Group Finance Director of Wellington from 1996 to 2002.

On November 2, 2006, Aspen Holdings announced Mr. Cusack has been appointed to the expanded role of Chairman and CEO of Aspen Bermuda, reflecting the continuing growth of Aspen’s underwriting activities in Bermuda. A search for a successor Chief Financial Officer is in progress. Mr. Cusack will also continue to chair the Company’s Reserving Committee in his new position.

Julian Avery.    Mr. Avery has been a director since April 9, 2003. He served as Chief Executive Officer of Wellington since 2000 until September 20, 2004 and remained an employee until September 2005. Prior to becoming Chief Executive Officer, Mr. Avery had been Managing Director of Wellington since 1996. He was also a director of WUAL since 1996 and its Chairman since 2001. He is also non-executive Chairman of Equity Insurance Group (formerly known as Cox Insurance Holdings) and some of its affiliates. Mr. Avery is also a solicitor and served on the Council of Lloyd’s from December 2000 until February 2005. He was Deputy Chairman of the Lloyd’s Market Association Services Limited. He is a non-executive director of Warner Estate Holdings plc and chairman of Invesco Perpetual Aim VCT PLC. Until November 2005, he was also a non-executive director of East Surrey Holdings plc. On January 31, 2007, we announced that Mr. Avery will not be standing for re-election at our 2007 Annual General Meeting.

John Cavoores.    Mr. Cavoores has been a director since October 30, 2006. Mr. Cavoores is currently an advisor to Blackstone, one of our principal Shareholders, advising on current portfolio investments (including us) and new opportunities. Mr. Cavoores has 27 years of experience in the insurance industry and recently served as President and Chief Executive Officer of OneBeacon Insurance Company, a subsidiary of the White Mountains Insurance Group. Mr. Cavoores currently serves as a director of Cyrus Reinsurance Holdings SPC. Among his other positions, Mr. Cavoores was President of National Union Insurance Company, a subsidiary of American International Group (AIG). He spent 19 years at Chubb Insurance Group, where he served as Chief Underwriting Officer, and Executive Vice President and Managing Director of overseas operations, based in London.

Ian Cormack.    Mr. Cormack has been a director since September 22, 2003 and has served also as a non-executive director of Aspen Re since 2003. Mr. Cormack is a Senior Partner in Cormack Tansey Partners, a strategic consulting firm that he established in 2002. From 2000 to 2002, he was Chief Executive Officer of AIG Inc.’s insurance financial services and asset management in Europe. From 1997 to 2000, he was Chairman of Citibank International plc and Co-head of the Global Financial Institutions Client Group at Citigroup. He was also Country Head of Citicorp in the United Kingdom from 1992 to 1996. Mr. Cormack is also a director on the boards of Pearl Assurance Group Ltd., Pearl Assurance, London Life Assurance, National Provident Assurance and Klipmart Corp. Mr. Cormack is also a non-executive chairman of Aberdeen Growth Opportunities Venture Capital Trust 2 plc. He also serves as chairman of Entertaining Finance Ltd., Bank Training and Development Ltd. and Carbon Reductions Ltd and is director of the Qatar Financial Centre Authority. He previously served as Chairman of CHAPS, the high value clearing system in the United Kingdom, as a member of the board of directors of Clearstream (Luxembourg) and as a member of Millennium Associates AG’s Global Advisory Board. He was previously a non-executive director of MphasiS BFL Ltd. (India). He was a member of the U.K. Chancellor’s City Advisory Panel from 1993 to 1998.

Glyn Jones.    Mr. Jones has been a director since October 30, 2006. He also has served as a non-executive director of Aspen Re since December 4, 2006. Mr. Jones was most recently the Chief Executive Officer of Thames River Capital. From 2000 to 2004 he served as Chief Executive Officer of Gartmore Investment Management in the U.K. Prior to Gartmore, Mr. Jones was Chief Executive of Coutts NatWest Group and Coutts Group, which he joined in 1997, and was responsible for strategic leadership, business performance and risk management. In 1991 he joined Standard Chartered, later becoming the General Manager of Global Private Banking. Mr. Jones was a consulting partner with Coopers & Lybrand/Deloitte Haskins & Sells Management Consultants from 1981 to 1990.

Heidi Hutter.    Ms. Hutter has been a director since June 21, 2002 and has served as a non-executive director of Aspen Re since June 2002. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and Manager of Black Diamond Capital Partners since 2005. Ms. Hutter has over twenty-six years of experience in property/casualty reinsurance. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York, where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd’s of London, which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. Ms. Hutter also serves as a director of Aquila, Inc. and Talbot Underwriting Ltd. and its corporate affiliates.

David Kelso.    Mr. Kelso has been a director since May 26, 2005. He was a founder, in 2003, of Kelso Advisory Services and currently serves as its senior financial advisor. He also currently serves as a director of ExlService Holdings, Inc. and Sound Shore Fund Inc. In March 2007, Mr. Kelso was appointed as a director of Assurant, Inc. From 2001 to 2003, Mr. Kelso was an Executive Vice President of Aetna, Inc. From 1996 to 2001, he was the Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. From 1992 to 1996, he first served as the Executive Vice President and Chief Financial Officer and later served as the Executive Vice President, Retail and Small Business Banking, of First Commerce Corporation. From 1982 to 1992, he was a Partner and the Head of North American Banking Practice of Gemini Consulting Group.

Prakash Melwani.    Mr. Melwani has been a director since July 21, 2003. In May 2003, Mr. Melwani joined Blackstone as a Senior Managing Director in its Private Equity Group. He is also a member of the firm’s Private Equity Investment Committee. Prior to joining Blackstone, Mr. Melwani was a founder, in 1988, of Vestar Capital Partners and served as its Chief Investment Officer. Prior to that, Mr. Melwani was with the management buyout group at The First Boston Corporation and with N.M. Rothschild & Sons in Hong Kong and London. Mr. Melwani is also a member of the boards of directors of Kosmos Energy, The Asia Tigers Fund, Inc. and The India Fund, Inc.

Norman L. Rosenthal, Ph.D.    Dr. Rosenthal has been a director since June 21, 2002. He is also currently President of Norman L. Rosenthal & Associates, Inc., a management consulting firm which specializes in the property and casualty insurance industry. Previously, Dr. Rosenthal was a managing director and senior equity research analyst at Morgan Stanley & Co. following the property and casualty insurance industry. He joined Morgan Stanley’s equity research department covering the insurance sector in 1981 and remained there until 1996. Dr. Rosenthal also currently serves on the boards of directors of The Plymouth Rock Company, Alliant Resources, Securis Investment Partners & Funds, Palisades Safety and Insurance Management Corporation and the High Point Safety and Insurance Management Company. Dr. Rosenthal previously served on the boards of directors of Mutual Risk Management Ltd. from 1997 to 2002, and Vesta Insurance Group from 1996 to 1999.

Kamil M. Salame.    Mr. Salame has been a director since June 21, 2002. He has been a partner of DLJ Merchant Banking Partners, the leveraged corporate private equity funds of Credit Suisse Alternative Investments, since June 2004 and, prior to then, a principal. Mr. Salame joined Donaldson, Lufkin & Jenrette’s Merchant Banking Group, a predecessor to Credit Suisse Alternative Investments, in 1997. Previously he was a member of Donaldson, Lufkin & Jenrette’s Leveraged Finance Group. Mr. Salame is a director of US Express Leasing, Inc, Advanstar Communications, HealthMarkets, Inc., Peachtree Holdings, Inc., Professional Career Development Institute and Merrill Corporation.

Stuart Sinclair.    Mr. Sinclair has been our President and Chief Operating Officer since September 2006. He has been a director since October 30, 2006 and a director of Aspen Re since October 4, 2006. Prior to joining us, he was most recently President and CEO, Greater China, GE Financial Services, which is part of GE Capital. Previously, he served as President and U.K. Chief Executive of GE Consumer Finance. Before joining GE Capital, Mr. Sinclair held several positions at Royal Bank of Scotland, including CEO of Tesco Personal Finance. In addition to his recent work experience, Mr. Sinclair has held a number of management consultancy roles at firms based in the United States, including Mercer Management Consulting. He was also an International Economist, lecturing at the University of Reading and advising the Saudi Arabian Foreign Ministry.

Committees of the Board of Directors of the Company

Audit Committee:    Messrs. Cormack, Kelso and Rosenthal and Ms. Hutter. The Audit Committee has general responsibility for the oversight and supervision of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the board of directors as to their selection and reviews the plan, fees and results of their audit. Mr. Cormack is Chairman of the Audit Committee. The Audit Committee held four meetings during 2006. The board of directors considers David Kelso to be our ‘‘audit committee financial expert’’ as defined in the applicable regulations. The board of directors has made the determination that Mr. Kelso is independent.

Compensation Committee:    Messrs. Avery, Jones, Melwani and Salame. The Compensation Committee oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans. It determines compensation of the Company’s Chief Executive Officer, executive directors and key employees. Mr. Melwani is Chairman of the Compensation Committee. Ms. Hutter was a member of the Compensation Committee until December 6, 2006. Mr. Jones was appointed to the Compensation Committee on December 6, 2006. The Compensation Committee held four meetings during 2006.

Investment Committee:    Messrs. Myners, Cavoores, Cusack, Jones, Kelso, Melwani and Salame. The Investment Committee is an advisory committee to the board of directors which formulates our investment policy and oversees all of our significant investing activities. Mr. Myners is Chairman of the Investment Committee. The Investment Committee held five meetings during 2006.

Corporate Governance and Nominating Committee:    Messrs. Myners, Avery, Melwani and Rosenthal. The Corporate Governance and Nominating Committee, among other things, establishes the board of directors’ criteria for selecting new directors and oversees the evaluation of the board of directors and management. The Corporate Governance and Nominating Committee held six meetings during 2006. On February 28, 2006, Dr. Rosenthal resigned as Chairman of the Corporate Governance and Nominating Committee. Mr. Myners was elected as member and Chairman of this committee.

Risk Committee:    Messrs. Cavoores, Cormack, Cusack, Kelso and Salame and Ms. Hutter. The board of directors approved the formation of this new committee of our board of directors in 2006. The Risk Committee’s responsibilities include the establishment of our risk management strategy, approval of our risk management framework, methodologies and policies, and review of our approach for determining and measuring our risk tolerances. Ms. Hutter is the Chairman of the Risk Committee. The Risk Committee held four meetings during 2006.

Attendance at Meetings by Directors

The board of directors conducts its business through its meetings and meetings of the committees. Each director is expected to attend each of our regularly scheduled meeting of the board of directors and its constituent committees on which that director serves and our Annual General Meeting of Shareholders. All except one of our directors attended the Annual General Meeting of Shareholders in 2006. Seven meetings of the board of directors were held in 2006. All of the directors attended at least 75% of the meetings of the board of directors and meetings of all committees on which they serve, except for Prakash Melwani who attended 58% of such meetings.

Executive Officers of the Company

The table below sets forth certain information concerning our executive officers as of February 15, 2007:

Name	Age	Position
Christopher O’Kane (1)	52	Chief Executive Officer of Aspen Holdings and Aspen Re
Julian Cusack (1)	56	Chief Financial Officer of Aspen Holdings, Chief Executive Officer and Chairman of Aspen Bermuda
Stuart Sinclair (1)	53	President and Chief Operating Officer of Aspen Holdings
Brian Boornazian	46	Head of Reinsurance and President, Aspen Re America
Ian Campbell	42	Head of Group Finance, Chief Financial Officer of Aspen Re
David Curtin	49	General Counsel
James Few	35	Chief Underwriting Officer of Aspen Bermuda, Head of Property Reinsurance
Karen Green	39	Head of Strategy
Oliver Peterken	50	Chief Risk Officer
Kate Vacher	35	Underwriting Director
Chris Woodman	45	Head of Human Resources

(1)	Biography available above under ‘‘— Board of Directors of the Company’’ above.

Brian Boornazian.    Mr. Boornazian was appointed Head of Reinsurance in May 2006. Since October 2005, Mr. Boornazian has also served as President of Aspen Re America. From January 2004 to October 2005, he was president of Aspen Re America, Property Reinsurance. Prior to joining us, from 1999 to January 2004, Mr. Boornazian was at XL Re America, where during his tenure there he acted in several capacities and was Senior Vice President, Chief Property Officer, responsible for property facultative and treaty, as well as marine, and Chief Marketing Officer.

Ian Campbell.    Mr. Campbell was appointed as our principal accounting officer in May 2006 and is our Head of Group Finance. He also has been the Chief Financial Officer of Aspen Re since March 31, 2004. He joined us in November 2002 where he served as Assistant Finance Director of Aspen Re from 2002 until March 2004. Mr. Campbell previously worked for Cox Insurance Holdings plc, a Lloyd’s managing agency where he was the Group Financial Controller from 1998 to 2002. Prior to this he was a senior consultant within the Insurance Consulting practice of KPMG. Mr. Campbell is a member of the Institute of Chartered Accountants in England and Wales.

David Curtin.    Since September 2, 2003, Mr. Curtin has served as General Counsel. Prior to joining the Company, Mr. Curtin served as Senior Vice President and General Counsel of ICO Global Communications Limited from January 2001 until October 2002. He joined ICO as Chief Banking and Financial Counsel in November 1998 and became Deputy General Counsel in March 2000. From 1988 to 1998 he was with Jones, Day, Reavis and Pogue in New York and London and from 1985 to 1988 he was with Bingham, Dana & Gould in Boston.

James Few.    Mr. Few has been our Head of Property Reinsurance since June 1, 2004 and Aspen Bermuda’s Chief Underwriting Officer since November 1, 2004. Before joining Aspen Bermuda, he had been an underwriter at Aspen Re since June 21, 2002. Mr. Few previously worked as an underwriter with Wellington from 1999 until 2002 and from 1993 until 1999 was an underwriter and client development manager at Royal & Sun Alliance.

Karen Green.    Ms. Green joined us in March 2005 as Head of Strategy. From 2001 until 2005, Ms. Green was a Principal with MMC Capital Inc. (now Stone Point Capital), a global private equity firm (formerly owned by Marsh and McLennan Companies Inc.). Prior to MMC Capital, Ms. Green was a director at GE Capital in London from 1997 to 2001, where she co-ran the Business Development team (responsible for mergers and acquisitions for GE Capital in Europe).

Oliver Peterken.    Mr. Peterken has served as our Chief Risk Officer since May 9, 2005. Prior to joining us, Mr. Peterken led Willis Re’s international catastrophe risk modelling and actuarial services from 1995, during which time he was Managing Director of Willis Consulting Limited from 1998 to 2005. From 1987 to 1994 he held various management roles in finance and strategy at the Prudential Corporation Plc.

Kate Vacher.    Ms. Vacher is our Underwriting Director. Previously, she was our Head of Group Planning from April 2003 to May 2006 and Property Reinsurance Underwriter since joining Aspen Re on September 1, 2002. Ms. Vacher joined Aspen Bermuda on December 1, 2004. Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and from 1995 until 1999 was an assistant underwriter at Syndicate 51.

Chris Woodman.    Since July 2005, Mr. Woodman has served as Head of Human Resources. Prior to joining us, he was employed by Fidelity International from March 1995 to March 2005. He joined them as a Human Resources Manager, and was subsequently Human Resources Director, Research and Trading on secondment to Fidelity Management and Research Company in Boston, MA. He then returned to the United Kingdom as Director, Human Resources for the Investment and Institutional business at Fidelity International. Most recently, he was Managing Director, Human Resources, COLT Telecom from January 2003 to February 2005 on secondment from Fidelity International.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides information regarding the compensation program for our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers (‘‘NEOs’’) for 2006. We have also included information on a senior executive who left the company and who would have been included otherwise as one of the three most highly-compensated executive officers. This section describes the overall objectives of our compensation program and each element of compensation.

The Company has achieved considerable growth since its inception in 2002 and our compensation programs and plans have been designed to reward executives who contribute to the continuing success of the Company.

The Compensation Committee of our board of directors (the ‘‘Compensation Committee’’) has responsibility for approving the compensation program for our NEOs. The Compensation Committee consists of four independent directors: Prakash Melwani (Chair), Julian Avery, Glyn Jones and Kamil Salame.

Our compensation policies are designed with the goal of maximizing shareholder value creation over the long term. The basic objectives of our executive compensation program are to:

•	attract and retain highly skilled executives;

•	link compensation to achievement of the Company’s financial and strategic goals by having a significant portion of compensation be performance-based;

•	create commonality of interest between management and shareholders by tying substantial elements of compensation directly to changes in shareholder value;

•	maximize the financial efficiency of the overall program from a tax, accounting, and cash flow perspective;

•	ensure compliance with the highest standards of corporate governance; and

•	encourage executives to work hard for the success of the business and work effectively with clients and colleagues for the benefit of the business as a whole.

We encourage a performance-based culture throughout the Company and at senior levels we have developed an approach to compensation which aligns the performance and contribution of the executive to the results of the Company. Fixed pay such as salary is balanced by variable compensation, such as bonuses and equity-based awards. All employees including senior executives are set challenging goals and targets both at an individual and team level, which they are expected to achieve, taking into account the dynamics which occur within the market and business environment. Equity awards encourage risk-sharing with shareholders and align executive pay with the value created for shareholders.

Executive Compensation Program

The Company’s compensation program consists of the following five elements:

•	base salary;

•	annual cash bonuses;

•	long-term incentive awards;

•	other stock plans; and

•	benefits and perquisites.

The Committee seeks to consider all elements that contribute to the total compensation of NEOs rather than consider each element in isolation. We actively seek market intelligence on all aspects of pay and benefits.

Market Intelligence.    We believe that shareholders are best served when the compensation packages of senior executives are competitive but fair. The Committee seeks to create a package that delivers total compensation packages for NEOs at the upper quartile of the total compensation delivered by certain peer companies for exceeding performance against competitors and the Company’s internal business targets.

We seek external market data to ensure that our compensation levels are competitive. Our sources of information include:

•	research of peer company annual reports on Form 10-K and similar filings for companies in our sector in the markets in which we operate;

•	publicly available salary surveys from reputable survey providers;

•	advice and tailored research from compensation consultants; and

•	experience from recruiting senior positions in the market place.

To assist in making competitive comparisons, the Committee engaged PwC Consulting to provide information regarding the compensation practices of all peer group (as defined below) and other additional companies against which we compete. The peer group includes Endurance Specialty Holdings Ltd., Arch Capital Group Ltd., Transatlantic Holdings, Inc., PartnerRe Ltd., Axis Capital Holdings Limited, Max Re Capital Ltd., Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd., Everest Re Group, Ltd., IPC Holdings, Ltd. and Montpelier Re Holdings Ltd. Additional companies researched for compensation and benefit information include ACE Limited, XL Capital Ltd, Catlin Group Limited, Brit Insurance Holdings PLC, Wellington Underwriting plc, Amlin plc, Hiscox Ltd, Kiln plc, Beazley Group plc and Chaucer Holdings PLC.

In 2006, the Compensation Committee retained Frederic W Cook & Co. and New Bridge Street Consulting as independent advisors following a rigorous selection process.

Cash Compensation

Base Salary.    Base salaries are determined taking into account the relative importance of the position, the competitive market place, and the individual executive officer’s experience, skills, knowledge and responsibilities in their roles. Salaries are reviewed annually. The Committee reviews the compensation, including base salary, of the top 20 employees in the Company, including the NEOs.

When reviewing base salaries, the Compensation Committee and management considered a range of factors including:

•	the performance of the business;

•	the performance of the executives in their roles over the previous year;

•	the historical context of the executives compensation awards;

•	the responsibilities of the role;

•	the experience brought to the role by the executive;

•	the function undertaken by the role; and

•	analysis of the market data from competitors and more general market data from labour markets in which we operate.

Executive officers have employment agreements with the Company that specify their base salary. They are entitled to a review on an annual basis, with any changes effective as of April 1st of the relevant year. Even though we conduct an annual review of base salaries, we are not legally obligated to increase salaries. We are not contractually able to decrease salaries either. Otherwise, the Committee is free to set NEO salaries at the level that it deems appropriate. The Compensation Committee is generally mindful of its overall goal to pay base salaries at the median percentile against the peer group of companies and against the market for similar roles in the market in which the NEO is employed. The Compensation Committee does not apply this principle mechanically but takes into account the factors outlined above and the total compensation picture for each individual.

Annual Cash Bonuses.    The Company operates a discretionary bonus plan. Annual cash bonuses are intended to reward executives for their achievements and contributions to the success of the business over the previous fiscal year. The Compensation Committee determines the bonus pool available to employees based on the Company’s net income after tax and specifically approves the bonuses for the top 30 employees in the Company, including the NEOs.

In 2006 we reviewed the bonus program. We benchmarked our bonus payouts with our competitive peer group and other market data to establish our position in the market. We used this information to assist us in developing a methodology for establishing the size of the bonus pool required for the Company as a whole and to establish individual bonus potentials for all employees, including the NEOs. The bonus potentials are indicative and do not set a maximum limit. For example, in a loss-making year, employees may not get any bonuses. Conversely, in profitable years, employees may receive bonuses in excess of their bonus potentials.

Once the bonus pool is established, teams are allocated portions of the bonus pool based on their team performance. Individuals, including the NEOs, are allocated on their individual contribution to the business. An individual’s contribution is assessed based on his or her accomplishment of set objectives established at their annual performance review, such as enhanced efficiencies and expense reductions, and any other material achievements. In the case of the Chief Executive Officer, the Compensation Committee assesses his performance against the Company’s business plan and other objectives established by the board of directors.

For 2006, the Compensation Committee established bonus potentials in the range of 115% to 135% of base salary for our NEOs other than our Chief Executive Officer, for whom a bonus potential was not established.

Equity Compensation

The Compensation Committee believes that a substantial portion of each NEOs compensation should be in the form of equity awards and that such awards serve to align the interests of NEOs and our shareholders. Equity awards to our NEOs are made pursuant to the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (‘‘2003 Share Incentive Plan’’). The 2003 Share Incentive Plan was last amended at our annual general meeting in 2005 to increase the number of shares that can be issued under the plan. The total number of ordinary shares that may be issued under the 2003 Share Incentive Plan is 9,476,553. As of December 31, 2006, 5,437,417 options and equity awards (including restricted share units) were outstanding under our 2003 Share Incentive Plan.

Long-Term Incentive Awards.    The Company operates an annual Long Term Incentive Plan (‘‘LTIP’’) for key employees under the 2003 Share Incentive Plan. The LTIP grant consists of performance shares and options. The mix of shares and options varies with seniority. For senior executives, including all NEOs, the distribution between performance shares and options granted is 25% and 75%, respectively. For this purpose, we use the grant date fair value of the options. We award a greater proportion in the form of options to senior executives to align the economic interests of senior executives with increased shareholder value. In 2006, we granted options and performance share awards to 129 employees.

All performance shares and options granted in 2006 have performance conditions. The performance conditions are identical for both shares and options and all are subject to a three-year vesting period. The material terms for the 2006 options and share awards are summarized as follows:

•	one-third of the grants are earned based on achievement of a one-year Return on Equity (‘‘ROE’’) performance target in accordance with the Company’s 2006 business plan, which in 2006 was set at approximately 15%;

•	two-thirds of the grants become eligible for vesting if a performance condition, based on the average three-year ROE performance for 2006, 2007 and 2008, is met. Average ROE performance is measured against the ROE targets set for each of the three years;

•	there is a reduction in the number of performance shares and options which vest based on a sliding scale if the performance of the Company falls below (i) the performance target ROE for one-third of the grant, and (ii) the average ROE performance, for two-thirds of the grant;

•	no performance shares or options vest if the Company’s average annual ROE for 2006, 2007 and 2008 falls below 10% ROE;

•	the number of earned options and performance shares vest at the end of the three-year period, subject to continued employment; and

•	in respect of options, the options expire on the tenth anniversary of the date of grant.

With respect to the 2006 performance shares and options, one-third of the initial grant is available for vesting as the ROE target was achieved. With respect to the 2004 performance shares, of which one-third of the grant is earned based on the achievement of the 2004 ROE target and two-thirds have a performance condition based on an average three-year (2004-2006) ROE, 17.16% of the total grant of 2004 performance shares have vested. The remainder of the 2004 performance share grants is forfeited due to the non-achievement of performance targets.

The number of performance shares and options available for grant each year are determined by the Committee. The Compensation Committee takes into account the number of available shares remaining under the 2003 Share Incentive Plan, the number of employees who will be participating in the plan, market data from competitors in respect of the percentage of outstanding shares made available for annual grants to employees and the need to retain and motivate key employees. In 2006, 1,532,602 options and performance shares were granted.

The Compensation Committee has generally followed a practice of making all option grants to its executive officers on a single date each year, except for new hires. For the last two years, the Committee has granted these annual awards at its regularly-scheduled meeting in February. The February meeting date has historically occurred at the same time as the release of our earnings for the previous fiscal year.

Beginning in 2007, we have adopted a policy whereby the Compensation Committee will continue to approve annual grants at a regularly scheduled meeting. However, if such meeting takes place while the Company is in a close period (i.e. prior to the release of our earnings), the grant date will be the day on which our close period ends, and the exercise price will be based on the average of the high and low price of our shares on such date, in accordance with our 2003 Share Incentive Plan.

While the bulk of our option awards to NEOs have historically been made pursuant to our annual grant program, the Committee retains the discretion to make additional awards at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. We refer to such grants as ‘‘ad hoc’’ awards. In 2006, the only ad hoc grant was made to Mr. Sinclair, one of our NEOs, in connection with his hiring. If ad hoc grants are made while not in a close period, then the grant date will be the later of the date on which the Compensation Committee approves the grant or the effective date of employment of a new hire.

All option awards made to our NEOs, or any of our other employees or directors, are made pursuant to our 2003 Share Incentive Plan. As noted above, all options under the 2003 Share Incentive Plan are granted with an exercise price equal to the fair market value of our ordinary shares on the date of grant, being not less than the average of the high and low share price on the date of grant.

Other Stock Grants.    The company awards time-vesting restricted share units (‘‘RSUs’’) selectively to employees under certain circumstances. RSUs vest solely based on continued service and are not subject to performance conditions. Typically, RSUs have been used to compensate newly hired executives for loss of stock value from awards that were forfeited when they left their previous company. The RSUs granted vest in one-third tranches over three years.

Benefits and Perquisites

Perquisites.    Our NEOs receive various perquisites provided by or paid by the Company. These perquisites include housing allowances, club memberships and return flights to home country for executives and family for those working outside of their home country.

Many of these perquisites relate to those NEOs who transferred to our Bermuda operation and are typical of perquisites provided to expatriate employees located in Bermuda. Similar perquisites are provided by our competitors for employees in a similar set of circumstances and have been necessary for recruitment and retention purposes. These are:

Housing Allowance.    Non-Bermudians are prevented by law from owning property in Bermuda. This has lead to a housing market that is largely based on renting to expatriates who work on the island. Housing allowances are a near universal practice for expatriates and also, increasingly, for local Bermudians in key positions. We base our housing allowances on market information available through local benefits surveys and from information available from the housing market. The allowance is based on the level of the position compared with market data.

Club Membership.    This is common practice in the Bermudan market place and enables the expatriate to settle into the community. It also has the benefit of enabling our NEOs to establish social networks with clients and executives in our industry in furtherance of our business.

Home Leave.    This is common practice for expatriates who are working outside of their home country. We believe that this helps the expatriate and his/her family keep in touch with the home country in respect of both business and social networks. Such a benefit is provided by other companies within our peer group, is necessary for both recruitment and retention purposes and is important for the success of the overseas assignment.

Change in Control and Severance Benefits

In General.    We provide the opportunity for certain of our NEOs to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements’’ and ‘‘— Potential Payments upon Termination or Change in Control’’ below.

The following Summary Compensation Table sets forth, for the year ended December 31, 2006, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer, its next three most highly compensated executive officers, and an executive officer who no longer served as an executive officer as at the end of December 31, 2006. These individuals are referred to as the ‘‘named executive officers.’’

Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher O’Kane, Chief Executive Officer(6)	2006	$724,053	$1,106,100	$53,854	$1,137,658	—	$115,739	$3,137,404
Julian Cusack, Chief Financial Officer(7)	2006	$444,801	$450,000	$34,442	$473,204	—	$295,045	$1,697,492
Stuart Sinclair, President & Chief Operating Officer(8)	2006	$194,098	$387,135	$190,765	$208,972	—	$148,181	$1,129,151
Brian Boornazian, Head of Reinsurance(9)	2006	$404,544	$725,000	$57,283	$146,127	—	$14,110	$1,347,064
James Few, Head of Property Reinsurance(10)	2006	$417,500	$675,000	$52,977	$314,007	—	$268,078	$1,727,562
Sarah Davies, Director of Research and Development and Business Change(11)	2006	$353,122	$46,088	$4,070	$305,377	—	$1,357,602	$2,066,259

(1)	Compensation payments for 2006 made in British Pounds have been translated into U.S. Dollars at the average exchange rate for 2006 which was $1.8435 to £1.

(2)	The salaries provided represent earned salaries.

(3)	For a description of our bonus plan, see ‘‘Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonuses’’ above.

(4)	Consists of performance share awards and/or restricted share units, as applicable. Valuation is based on the FAS 123(R) cost of all outstanding awards as recognized in Note 14 of our financial statements, without regard to forfeiture assumptions.

(5)	Consists of stock options. Valuation is based on the FAS 123(R) cost of all outstanding options as recognized in Note 14 of our financial statements, without regard to forfeiture assumptions.

(6)	Mr. O’Kane’s compensation was paid in British Pounds. With respect to ‘‘All Other Compensation,’’ this consists of the Company’s contribution to the pension plan of $115,739.

(7)	Mr. Cusack’s compensation was paid in U.S. Dollars, except for £30,000. With respect to ‘‘All Other Compensation,’’ this includes (i) a housing allowance in Bermuda of $180,000, (ii) travel expenses for Mr. Cusack’s family of $8,880, (iii) a payroll tax contribution in an amount of $11,049, (iv) club membership fees of $3,000 and (v) the Company’s contribution to the pension plan of $92,116.

(8)	Mr. Sinclair’s compensation was paid in British Pounds. The salary paid reflects Mr. Sinclair’s pro rated annual salary from his commencement date on September 20, 2006. Bonus amounts reflect a guaranteed bonus of £210,000 to be paid in March 2007. With respect to ‘‘All Other Compensation,’’ this includes (i) £30,000 in relocation costs to the United Kingdom, (ii) a payment of £31,428 to buy out the option value of Mr. Sinclair’s options from his previous employer and (iii) the Company’s contribution to the pension plan of $34,938.

(9)	Mr. Boornazian’s compensation was paid in U.S. Dollars. With respect to ‘‘All Other Compensation,’’ this consists of the Company’s contribution to the 401(K) plan of $8,800 and additional premium paid of $5,310 for additional life insurance and disability benefits.

(10)	Mr. Few’s compensation was paid in U.S. Dollars. With respect to ‘‘All Other Compensation,’’ this includes (i) a housing allowance in Bermuda of $180,000, (ii) travel expenses for Mr. Few’s family of $23,942, (iii) a payroll tax contribution in an amount of $11,049, (iv) club membership fees of $4,500, and (v) the Company’s contribution to the pension plan of $48,587.

(11)	Ms. Davies was the Director of Research and Development and Business Change until December 31, 2006. Formerly, she was our Chief Operating Officer until May 31, 2006. With respect to ‘‘All Other Compensation,’’ this includes (i) a payment of £250,000 in connection with Ms. Davies’ new role as Director of Research and Development and Business Change, of which £182,190 was directly paid into the pension plan in accordance with her Compromise Agreement, (ii) termination/severance payment of £455,409 (this termination amount is net of Ms. Davies’ 2005 bonus and the payment of £250,000 described above, pursuant to the agreement with Ms. Davies) and (iii) the Company’s contribution to the pension plan of $57,180.

The following table sets forth information concerning grants of options to purchase ordinary shares during the twelve months ended December 31, 2006 to the named executive officers:

Option/SAR Grants In Last Fiscal Year

			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold (#)		Target (#)		Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price on Date of Grant ($)	Grant Date Fair Value of Stock Awards (#)(5)	Grant Date Fair Value of Options (#)(6)
Christopher O’Kane	02/16/2006	02/16/2006	0	(1)	6,342	(1)	6,342	(1)				$138,573
			0	(2)	95,140	(2)	95,140	(2)		$23.65	$22.32		$665,029
Julian Cusack	02/16/2006	02/16/2006	0	(1)	4,268	(1)	4,268	(1)				$93,256
			0	(2)	64,027	(2)	64,027	(2)		$23.65	$22.32		$447,549
Stuart Sinclair(7)	08/04/2006	07/25/2006	0	(1)	1,042	(1)	1,042	(1)	23,903			$572,296
			0	(2)	142,158	(2)	142,158	(2)		$23.19	$23.01		$626,917
Brian Boornazian	02/16/2006	02/16/2006	0	(1)	3,750	(1)	3,750	(1)				$81,938
			0	(2)	56,250	(2)	56,250	(2)		$23.65	$22.32		$393,188
James Few	02/16/2006	02/16/2006	0	(1)	5,596	(1)	5,596	(1)				$122,273
			0	(2)	68,773	(2)	68,773	(2)		$23.65	$22.32		$480,723
Sarah Davies(8)	02/16/2006	02/16/2006	0	(1)	2,500	(1)	2,500	(1)				$54,625
			0	(2)	37,500	(2)	37,500	(2)		$23.65	$22.32		$262,125

(1)	Under the terms of the 2006 performance share awards, if the ROEs achieved exceed the target ROEs, the recipients will receive the amount initially granted and will not be entitled to any additional shares because of outperformance. Conversely, if the ROEs achieved are less than 66.67% of the target ROEs, then the recipients will receive no shares. For a more detailed description of our performance share awards granted in 2006, refer to ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2006 Performance Share Awards’’ below.

(2)	Under the terms of the 2006 options, if the ROEs achieved exceed the target ROEs, the options initially granted will be available for vesting, and the recipients will not be granted additional options for outperformance. Conversely, if the ROEs are less than 66.67% of the target ROEs, then the options will be forfeited. For a more detailed description of our options granted in 2006, refer to ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2006 Options’’ below.

(3)	For a description of our restricted share units, refer to ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units’’ below.

(4)	Under our Share Incentive Plan, the exercise price is based on not less than the average of the high and low of the share price on the date of grant. With respect to the options granted on February 16, 2006, the exercise price was based on the average of the high and low on February 17, 2006, which was greater than the average of the high and low of $22.42 on February 16, 2006, the date of grant.

(5)	Valuation is based on the dollar amount of performance share awards and restricted share unit grants recognized for financial statement purposes pursuant to FAS 123(R). For performance share awards, the FAS 123(R) value is $21.85 for the performance shares granted February 16, 2006 and $21.39 for the performance shares granted on August 4, 2006. For restricted share units, the FAS 123(R) value is the closing price of $23.01 on August 4, 2006, the date of grant. Refer to Note 14 of our financial statements with respect to our performance share awards and restricted share units.

(6)	Valuation is based on the dollar amount of option grants recognized for financial statement purposes pursuant to FAS 123(R). The FAS 123(R) is determined based on the Black-Scholes value on the date of grant. Refer to Note 14 of our financial statements with respect to our performance share awards and restricted share units.

(7)	The Compensation Committee approved grants to Mr. Sinclair on July 25, 2006, to be effective the date of his execution of his employment agreement which was August 4, 2006.

(8)	As Ms. Davies’ employment with the Company was terminated on December 31, 2006, all grants made in 2006 to her are forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding options to purchase ordinary shares and other stock awards by the named executive officers during the twelve months ended December 31, 2006:

		Option Awards							Stock Awards
Name	Year of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Christopher O’Kane	2003	815,582		141,534	34,714		$16.20	08/20/2013			—		—
	2004	23,603			—	(3)	$24.44	12/23/2014			640	(4)	$16,870
	2005	—	(5)		—	(5)	$25.88	03/03/2015			2,668	(6)	$70,328
	2006	—			95,140		$23.65	02/16/2016			6,342		$167,175
Julian Cusack	2003	278,085		48,259	11,836		$16.20	08/20/2013			—		—
	2004	14,162			—	(3)	$24.44	12/23/2014			384	(4)	$10,122
	2005	—	(5)		—	(5)	$25.88	03/03/2015			2,065	(6)	$54,433
	2006	—			64,027		$23.65	02/16/2016			4,268		$112,504
Stuart Sinclair	2006	—			142,158		$23.19	08/04/2016	15,935	$420,047	1,042		$27,467
Brian Boornazian	2004	7,868			—	(3)	$24.44	12/23/2014			1,920	(4)	$50,611
	2005	—	(5)		—	(5)	$25.88	03/03/2015			5,395	(6)	$142,212
	2006	—			56,250		$23.65	02/16/2016			3,750		$98,850
James Few	2003	80,528		13,974	3,428		$16.20	08/20/2013			—		—
	2004	35,404			—	(3)	$24.44	12/23/2014			960	(4)	$25,306
	2005	—	(5)		—	(5)	$25.88	03/03/2015			3,733	(6)	$98,402
	2006	—			68,773		$23.65	02/16/2016			5,596		$147,511
Sarah Davies (7)	2003	260,620		45,227	11,093		$16.20	08/20/2013			—		—
	2004	14,162			—	(3)	$24.44	12/23/2014			—		—
	2005	—	(5)		—	(5)	$25.88	03/03/2015			—		—
	2006	—			37,500		$23.65	02/16/2016			—		—

(1)	For a description of the terms of the grants and the related vesting schedule, see ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan’’ above.

(2)	Calculated based upon the closing price of $26.36 per share of the Company’s ordinary shares at December 29, 2006, less the option exercise price.

(3)	As the performance targets for the 2004 options were not fully met based on the 2004 ROE achieved, 51.48% of the grant vested and the remaining portion of the grant was forfeited.

(4)	With respect to the 2004 performance shares, of which one-third of the grant is earned based on the achievement of the 2004 ROE target and two-thirds have a performance condition based on an average three-year (2004-2006) ROE, the amount represents 17.16% of the total grant of 2004 performance shares which will vest in the first quarter of 2007. The remainder of the 2004 performance share grants is forfeited due to the non-achievement of performance targets.

(5)	As the performance targets have not been met, the 2005 options were forfeited.

(6)	With respect to the 2005 performance shares, of which one-third of the grant is earned based on the achievement of the 2005 ROE target and two-thirds have a performance condition based on an average three-year (2005-2007) ROE, one-third of the grants has been forfeited as the 2005 ROE target has not been met. The amounts presented in the table assume that the performance conditions of the remaining two-thirds of the grant will be met. It is unlikely that the 2005 performance share awards will be eligible for vesting due to our losses in 2005.

(7)	As Ms. Davies’s employment with the Company was terminated as of December 31, 2006, all performance shares have been forfeited as such performance shares are only issuable upon vesting subject to the employee’s continued employment at the time of vesting.

Option Exercised and Stock Vested

The following table summarizes stock option exercises and share issuances by our named executive officers during the twelve months ended December 31, 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher O’Kane	—	—	—	—
Julian Cusack	—	—	—	—
Stuart Sinclair	—	—	7,968	$212,506.56
Brian Boornazian	—	—	8,160	$217,627.20
James Few	—	—	—	—
Sarah Davies	—	—	—	—

(1)	The restricted share units for Messrs. Sinclair and Boornazian vested on December 31, 2006. The market value was calculated based on the closing price of $26.67 on January 3, 2007, the next trading date on the NYSE.

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2006, the following individuals would be entitled to payments and to accelerated vesting of their outstanding equity awards, as described in the below table:

	Christopher O’Kane				Julian Cusack				Stuart Sinclair
	Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason(1)	$2,949,600	(5)	—		$1,606,109	(7)	—		$1,078,448	(9)	—
Death(2)	$1,106,100		—		$523,601		—		$864,141		—
Disability(3)	$368,700		—		$227,653		—		$345,656		—
Change in Control(4)	$2,949,600	(5)	$2,263,035	(6)	$1,606,109	(7)	$906,705	(8)	$1,078,448	(9)	$898,155	(10)

(1)	For a description of termination provisions, see ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements’’ below.

(2)	In respect of death, the executives are entitled to the prorated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2006.

(3)	In respect of disability, the executive would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage.

(4)	The total cash payout and the acceleration of vesting are provided only if the employment of the above named executive is terminated by the Company without Cause or by the executive with Good Reason within the six-month period prior to a change in control or within a two-year period after a change in control. The occurrence of any of the following events constitutes a ‘‘Change in Control’’:

(A) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any person or group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B) any person or group is or becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the beneficial owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by a person or group if immediately after such acquisition a person or group who is a shareholder of the Company on the effective date of our Share Incentive Plan continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring person or group;

(C) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D) a change in the composition of the Board such that the individuals who, as of the effective date of the Share Incentive Plan, constitute the board of directors (such board of directors shall be referred to for purposes of this section only as the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the board of directors subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the board of directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A of the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the board of directors shall not be so considered as a member of the Incumbent Board.

(5)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. O’Kane for the previous three years ($491,600) plus twice the sum of the highest salary paid during the term of the agreement ($737,400) and the average bonus actually earned during three years immediately prior to termination ($491,600). Mr. O’Kane’s agreement includes provisions with respect the treatment of ‘‘parachute payments’’ under the U.S. Internal Revenue Code. As Mr. O’Kane is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.

(6)	Represents the acceleration of vesting of the unearned portion of the 2003 options, the 2004 performance shares and the entire grant of the 2006 options and 2006 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 29, 2006 of $26.36. With respect to performance shares, the value is based on the closing price of our shares on December 29, 2006. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as one-third of the grant based on a one-year 2005 ROE target has not been met and was therefore forfeited, and it is unlikely that two-thirds of the grant based on an average 2005-2007 ROE will be met and (iii) 2004 options, as the unearned portion vested as at December 31, 2006, and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

(7)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Cusack for the previous three years ($231,833) plus twice the sum of the highest salary paid during the term of the agreement ($455,305) and the average bonus actually earned during three years immediately prior to termination ($231,833). Mr. Cusack’s agreement includes provisions with respect the treatment of ‘‘parachute payments’’ under the U.S. Internal Revenue Code. As Mr. Cusack is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.

(8)	Represents the acceleration of vesting of the unearned portion of the 2003 options and the entire grant of 2006 options and 2006 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 29, 2006 of $26.36. With respect to performance shares, the value is based on the closing price of our shares on December 29, 2006. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as one-third of the grant based on a one-year 2005 ROE target has not been met and was therefore forfeited, and it is unlikely that two-thirds of the grant based on an average 2005-2007 ROE will be met and (iii) 2004 options, as the unearned portion vested as at December 31, 2006, and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

(9)	Represents Mr. Sinclair’s guaranteed 2006 bonus ($387,135), as Mr. Sinclair was hired in 2006 and therefore an average bonus over a three-year period is not applicable, plus the sum of the highest salary paid during the term of the agreement ($691,313).

(10)	Represents the acceleration of vesting of the unearned portion of Mr. Sinclair’s restricted share units granted in 2006 and the entire grant of 2006 options and 2006 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 29, 2006 of $26.36. With respect to the restricted share units and performance shares, the value is based on the closing price of our shares on December 29, 2006.

	Brian Boornazian			James Few
	Total Cash Payout		Value of Accelerated Equity Awards	Total Cash Payout		Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason(1)	$786,250	(2)	—	$948,232	(5)	—
Death	$573,750	(3)	—	$483,000	(6)	—
Disability	$573,750	(3)	—	$210,000	(7)	—
Change in Control	—	(4)	—	$948,232	(5)(8)	$515,675(8	)(9)

(1)	For a description of termination provisions, see ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements’’ below.

(2)	Represents 100% of the bonus potential for 2006 and 50% of annual base salary.

(3)	Mr. Boornazian would be entitled to the prorated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2006.

(4)	Mr. Boornazian’s employment agreement does not contain provisions relating to change in control.

(5)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Few for the previous three years ($264,116) plus the sum of the highest salary paid during the term of the agreement ($420,000) and the average bonus actually earned during three years immediately prior to termination ($264,116).

(6)	In respect of death, Mr. Few would be entitled to the prorated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of bonus potential for 2006.

(7)	In respect of disability, Mr. Few would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage.

(8)	Same as Footnote 4 in the table above.

(9)	Represents the acceleration of vesting of the unearned portion of the 2003 options and the entire grant of 2006 options and 2006 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 29, 2006 of $26.36. With respect to performance shares, the value is based on the closing price of our shares on December 29, 2006. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as one-third of the grant based on a one-year 2005 ROE target has not been met and was therefore forfeited, and it is unlikely that two-thirds of the grant based on an average 2005-2007 ROE will be met and (iii) 2004 options, as the unearned portion vested as at December 31, 2006, and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. A change in control does not affect the amount or timing of these cash severance payments.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Bonus	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)	Grant Date Fair Value of 2006 Stock Awards (#)(3)	Grant Date Fair Value of 2006 Options (#)(4)
Julian Avery(5)	$70,000			$3,778		$73,778	—	$18,804
John Cavoores(6)	$11,667			—		$11,667	—	—
Ian Cormack(7)	$95,000			$39,546		$134,546	—	$18,804
Heidi Hutter(8)	$84,375			$75,323		$159,698	—	$18,804
Glyn Jones(9)	$11,667			—		$11,667	—	—
David Kelso(10)	$80,000			$3,778		$83,778	—	$18,804
Prakash Melwani(11)	$75,000			$3,778		$78,778	—	$18,804
Paul Myners(12)	$232,281	$276,525	$(2,140)	$305,333		$811,999	$18,485	$88,661
Norman Rosenthal(13)	$80,625			$39,546		$120,171	—	$18,804
Kamil Salame(14)	$70,000			$3,778		$73,778	—	$18,804

(1)	Consists of performance share awards. Valuation is based on the FAS 123(R) cost of all outstanding awards as recognized in Note 14 of our financial statements, without regard to forfeiture assumptions.

(2)	Consists of stock options. Valuation is based on the FAS 123(R) cost of all outstanding options as recognized in Note 14 of our financial statements, without regard to forfeiture assumptions.

(3)	Valuation is based on the dollar amount of performance share awards granted in 2006 recognized for financial statement purposes pursuant to FAS 123(R). For performance share awards on February 16, 2006, the FAS 123(R) value is $21.85. Refer to Note 14 of our financial statements with respect to our performance share awards.

(4)	Valuation is based on the dollar amount of option grants in 2006 recognized for financial statement purposes pursuant to FAS 123(R). The FAS 123(R) is determined based on the Black-Scholes value on the date of grant. Refer to Note 14 of our financial statements with respect to our performance share awards and restricted share units.

(5)	Annual fee of $70,000 is paid to non-executive directors. Mr. Avery holds 4,435 outstanding unvested options as at December 31, 2006.

(6)	Represents the pro rata amount of the annual fee, as Mr. Cavoores joined our board of directors on October 30, 2006.

(7)	Annual fee of $70,000 and $25,000 fee for serving as the Audit Committee Chairman. Mr. Cormack holds a total of 45,175 options as at December 31, 2006, of which 33,501 options have vested.

(8)	Annual fee of $70,000, $10,000 for serving as a member of the Audit Committee and the pro rated amount of $5,000 for serving as the Chair of the Risk Committee as of February 16, 2006. Eighty percent of the total compensation is paid to The Black Diamond Group LLC, of which Ms. Hutter is the Chief Executive Officer. Ms. Hutter holds a total of 85,925 options as at December 31, 2006, of which 67,009 options have vested.

(9)	Represents the pro rata amount of the annual fee, as Mr. Jones joined our board of directors on October 30, 2006.

(10)	Annual fee of $70,000 and $10,000 for serving as a member of the Audit Committee. Mr. Kelso holds 4,435 outstanding unvested options as at December 31, 2006.

(11)	Annual fee of $70,000 and $5,000 fee for serving as the Compensation Committee Chairman. Mr. Melwani holds 4,435 outstanding unvested options as at December 31, 2006. All compensation due to Mr. Melwani is paid directly to Blackstone, Mr. Melwani’s employer.

(12)	Represents an annual salary of £126,000 and a bonus of £150,000 (converted at £1:$1.8435). Mr. Myners was granted stock options and performance share awards under the 2003 Share Incentive Plan on February 16, 2006. As at December 31, 2006, Mr. Myners holds a total of 326,794 options, of which 258,293 options have vested, and 846 performance share awards.

(13)	Annual fee of $70,000, $10,000 for serving as a member of the Audit Committee and the pro rated amount of $5,000 for serving as the Chair of the Corporate Governance Committee until February 28, 2006. Mr. Rosenthal holds a total of 45,175 options as at December 31, 2006, of which 33,501 options have vested.

(14)	Annual fee of $70,000. Mr. Salame holds 4,435 outstanding unvested options as at December 31, 2006. All compensation due to Mr. Salame is paid directly to CSFB Private Equity, Mr. Salame’s employer.

Summary of Non-Employee Director Compensation

Annual Fees.    The compensation of non-executive directors is benchmarked against comparable companies, taking into account complexity, time commitment and committee duties. With effect from July 1, 2005, members of our board of directors who are not otherwise affiliated with the Company as employees or officers were paid an annual fee of $70,000. The chairman of each committee of our board of directors other than the Audit Committee received an additional $5,000 per annum and the Audit Committee chairman received an additional $25,000 per annum. Other members of the Audit Committee also will receive an additional $10,000 per annum for service on that Committee. Mr. Myners received an annual salary of £126,000 and a bonus of £150,000 for 2006 for serving as Chairman of our board of directors. Mr. Myners’ annual salary for 2007 will be £150,000.

Non-Employee Directors Stock Option Plan.    At our annual general meeting of shareholders held on May 25, 2006, our shareholders approved the 2006 Stock Option Plan under which a total of 400,000 ordinary shares may be issued in relation to options granted under the 2006 Stock Option Plan.

Following the annual general meeting of our shareholders, on May 25, 2006, our board of directors approved the grant of 4,435 options under the 2006 Stock Option Plan for each of the non-employee directors, other than Mr. Myners, our Chairman. With respect to the options granted to Mr. Melwani and Mr. Salame, the options were issued in the name of Blackstone and Credit Suisse, respectively, their employers, and through which they were originally appointed to the board of directors. Eighty percent of the options granted to Ms. Hutter were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Messrs. Cavoores and Jones were not members of the board of directors at the time of grant, and therefore did not receive any options. The exercise price is $21.96, the average of the high and low prices of the Company’s ordinary shares on the date of grant (May 25, 2006). Subject to the grantee’s continued service as a director, the options will vest on the third anniversary of the grant date.

Compensation Committee Interlocks and Insider Participation

Mr. Melwani is a member of our Compensation Committee. During 2006, we invested approximately $75 million of our assets in funds of hedge funds with an affiliate of Blackstone, one of our principal shareholders. Mr. Melwani, a non-executive director of the Company, is a Senior Managing Director of Blackstone’s Private Equity Group. Mr. Melwani has no financial interest in the investment. In 2007, we made further investments in funds of hedge funds affiliated with Blackstone in the amount of $150 million. The investment was approved by the Investment Committee without the participation of Mr. Melwani.

Narrative Description of Summary Compensation and Grants of Plan-Based Awards

Share Incentive Plan

We have adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (‘‘2003 Share Incentive Plan’’) to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors. The 2003 Share Incentive Plan was amended at our Annual General Meeting in 2005 to increase the number of shares that can be issued under the plan. The total number of ordinary shares that may be issued under the 2003 Share Incentive Plan is 9,476,553.

The plan provides for the grant to selected employees and non-employee directors of share options, share appreciation rights, restricted shares and other share-based awards. The shares subject to initial grant of options (the ‘‘initial grant options’’) represented an aggregate of 5.75% of our ordinary shares on a fully diluted basis (3,884,030 shares), assuming the exercise of all outstanding options issued to Wellington and the Names’ Trustee. In addition, an aggregate of 2.5% of our ordinary shares on a fully diluted basis (1,840,540 shares), were reserved for additional grant or issuance of share options, share appreciation rights, restricted shares and/or other share-based awards as and when determined in the sole discretion of our board of directors or the Compensation Committee. No award may be granted under the plan after the tenth anniversary of its effective date. The plan provides for equitable adjustment of affected terms of the plan and outstanding awards in the event of any change in the outstanding ordinary shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange, or any distribution to Shareholders of shares other than regular cash dividends or any similar transaction. In the event of a change in control (as defined in the plan), our board of directors or the Compensation Committee may accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award (except that shares subject to the initial grant options shall vest); or cancel awards for fair value; or provide for the issuance of substitute awards that substantially preserve the terms of any affected awards; or provide that for a period of at least 15 days prior to the change in control share options will be exercisable and that upon the occurrence of the change in control, such options shall terminate and be of no further force and effect.

Initial Options.    The initial grant options have a term of ten years and an exercise price of $16.20 per share, which price was calculated based on 109% of the calculated fair market value of our ordinary shares as of May 29, 2003 and was determined by an independent consultant. Sixty-five percent of the initial grant options are subject to time-based vesting with 20% vesting upon grant and 20% vesting on each December 31 of calendar years 2003, 2004, 2005 and 2006. The remaining 35% of the initial grant options are subject to performance-based vesting determined by achievement of return on equity targets, and subject to achieving a threshold combined ratio target, in each case, over the applicable one or two-year performance period. Initial grant options that do not vest based on the applicable performance targets may vest in later years to the extent performance in such years exceeds 100% of the applicable targets, and in any event, any unvested and outstanding performance-based initial grant options will become vested on December 31, 2009. Upon termination of a participant’s employment, any unvested options shall be forfeited, except that if the termination is due to death or disability (as defined in the option agreement), the time-based portion of the initial grant options shall vest to the extent such option would have otherwise become vested within 12 months immediately succeeding such termination due to death or disability. Upon termination of employment, vested initial grant options will be exercisable, subject to expiration of the options, until (i) the first anniversary of termination due to death or disability or, for nine members of senior management, without cause or for good reason (as those terms are defined in the option agreement), (ii) six months following termination without cause or for good reason for all other participants, (iii) three months following termination by the participant for any reason other than those stated in (i) or (ii) above or (iv) the date of termination for cause. As provided in the plan, in the event of a change in control unvested and outstanding initial grant options shall immediately become fully vested. As at December 31, 2006, 82.23% of the initial options vested. The remaining outstanding amount of the initial options will vest on December 31, 2009.

The initial grant options may be exercised by payment in cash or its equivalent, in ordinary shares, in a combination of cash and ordinary shares, or by broker-assisted cashless exercise. The initial grant options are not transferable by a participant during his or her lifetime other than to family members, family trusts, and family partnerships.

2004 Options.    In 2004, we granted a total of 500,113 nonqualified stock options to various officers of the Company. Each nonqualified stock option represents the right and option to purchase, on the terms and conditions set forth in the agreement evidencing the grant, ordinary shares of the Company, par value 0.15144558 cent per share. The exercise price of the shares subject to the option is $24.44 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE.

The options will vest over a multi-year period, with one-third ( 1/3) of the shares underlying the options vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its return on equity (‘‘ROE’’) for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof (the ‘‘Initial Vesting’’), but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (i.e., the fiscal year in which the options are granted). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of shares underlying options will vest over such multi-year period based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67% (the ‘‘Reduced Percentage’’). A further one-third ( 1/3) of the shares (or one-third of the Reduced Percentage, as applicable) underlying the options will vest upon each of the first and second anniversaries of the Initial Vesting based on the achievement of the ROE target for the 2004 fiscal year consistent with the terms of the Initial Vesting described above. However, no options will vest if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. Of the total grant of 2004 options, 51.48% have vested as at December 31, 2006. The remaining amounts have been forfeited due to the performance targets not being met.

If an optionee’s employment with the Company is terminated for any reason, the Company will cancel the unvested portion of the option without consideration and the vested portion will remain exercisable for the period described in the following paragraph; provided that if an optionee’s employment is terminated by the Company for cause (as defined in the option agreement), the vested portion of the option will immediately be cancelled without consideration.

Optionees may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause, or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee’s termination of employment by the optionee without good reason, or (iv) the date of the optionee’s termination of employment by the Company for cause. Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option.

2005 Options.    On March 3, 2005, we granted an aggregate of 512,172 nonqualified stock options. The exercise price of the shares subject to the option is $25.88 per share, which as determined by the plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. We also granted an additional 13,709 nonqualified stock options during 2005, the exercise price of those shares varied from $25.28 to $26.46. The ROE target was not met in 2005, and as a result, all granted options have been forfeited.

2006 Options.    On February 16, 2006, we granted an aggregate of 1,079,437 nonqualified stock options. The exercise price of the shares subject to the option is $23.65 per share, which as determined by the plan is based on the arithmetic mean of the high and low prices of the ordinary shares on February 17, 2006 as reported by the NYSE. We granted an additional 142,158 options on August 4, 2006, for an exercise price of $23.19.

One-third ( 1/3) of the shares underlying the options will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the ‘‘2006 Option Award’’). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of options will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no options will become eligible for vesting for the 2006 Option Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. As the ROE target was achieved in 2006, one-third of the options granted are eligible for vesting.

Two-thirds ( 2/3) of the options will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2006-2008 Option Award’’). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of options will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% being eligible for vesting at 66.67%. However, no options will be eligible for vesting for the 2006-2008 Option Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Options which are eligible for vesting, as described above, as part of the 2006 Option Award and the 2006-2008 Option Award will vest and become exercisable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the board of directors or an authorized committee thereof, subject to the optionee’s continued employment (and lack of notice of resignation or termination) until such date.

Once the options are exercisable, as described above, the optionee may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause (as defined in the option agreement), or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee’s termination of employment by the optionee without good reason, or (iv) the date of the optionee’s termination of employment by the Company for cause.

Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option. Options may not be assigned, sold or otherwise transferred by the optionee other than by will or by the laws of descent and distribution.

Restricted Share Units.    In 2004, we granted 95,850 restricted share units to various employees of the Company and its subsidiaries which vest in one-third tranches over three years. In 2005, we granted 48,913 restricted shares units which vest in one-third tranches over three years. In 2006, we granted 164,932 restricted shares units which vest in one-third tranches over three years. Vesting of a participant’s units may be accelerated, however, if the participant’s employment with the Company and its subsidiaries is terminated without cause (as defined in such participant’s award agreement), on account of the participant’s death or disability (as defined in such participants award agreement), or, with respect to some of the participants, by the participant with good reason (as defined in such participant’s award agreement). Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date.

Recipients of the restricted share units generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest. Participants may, however, be permitted by the Company to elect to defer the receipt of any ordinary shares upon the vesting of units, in which case payment will not be made until such time or times as the participant may elect. Payment of deferred share units would be in ordinary shares with any cash dividend equivalents credited with respect to such deferred share units paid in cash.

2004 Performance Share Awards.    On December 22, 2004, we granted an aggregate of 150,074 performance share awards to various officers of the Company. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third ( 1/3) of the performance shares will become vested upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (the ‘‘2004 Award’’). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no performance shares will vest for the 2004 Award if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds ( 2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2004, 2005 and 2006 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2004-2006 Award’’). If the Company fails to achieve the average annual ROE target for the 2004, 2005 and 2006 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved, for example, with 10% awarded at 66.67%. With respect to the 2004 performance share awards, 17.16% of the total grant has vested. However, no performance shares will vest for the 2004-2006 Award if the actual average annual ROE for the 2004, 2005 and 2006 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms. The remainder of the 2004 performance share grants is forfeited due to the non-achievement of performance targets. Of the total grant of 2004 performance share awards, 17.16% will vest and be issuable in the first quarter of 2007. The remaining amounts of the grant have been forfeited due to the performance targets not being met.

Payment of vested performance shares as part of the 2004 Award shall be paid at the same time as the performance shares part of the 2004-2006 Award are paid (or would have been paid had all or a portion of the 2004-2006 Award vested), subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2004-2006 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2005 Performance Share Awards.    On March 3, 2005, we granted an aggregate of 123,002 performance share awards to various officers and other employees pursuant to the 2003 Share Incentive Plan, and an additional 8,225 performance share awards were granted in 2005. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third ( 1/3) of the performance shares will become vested upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2005, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2005 (the ‘‘2005 Award’’). If the Company fails to reach the ROE target for the 2005 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no performance shares will vest for the 2005 Award if the ROE for the 2005 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. The 2005 ROE target was not met, therefore one-third of the grant has been forfeited.

Two-thirds ( 2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2007, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2005, 2006 and 2007 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2005-2007 Award’’). If the Company fails to achieve the average annual ROE target for the 2005, 2006 and 2007 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved, for example, with 10% awarded at 66.67%. However, no performance shares will vest for the 2005-2007 Award if the actual average annual ROE for the 2005, 2006 and 2007 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms. It is unlikely that the remaining two-thirds of the grant of the 2005 performance share awards will be eligible for vesting due to our losses in 2005.

Payment of vested performance shares as part of the 2005 Award shall be paid at the same time as the performance shares part of the 2005-2007 Award are paid (or would have been paid had all or a portion of the 2005-2007 Award vested), subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2005-2007 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2006 Performance Share Awards.    On February 16, 2006, we granted an aggregate of 324,465 performance share awards to various officers and other employees pursuant to the 2003 Share Incentive Plan. We granted an additional 1,042 performance share awards on August 4, 2006. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third ( 1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the ‘‘2006 Performance Award’’). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will become eligible for vesting for the 2006 Performance Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. One-third of the grant based on the ROE target for 2006 is available for vesting as the 2006 ROE target was achieved.

Two-thirds ( 2/3) of the performance shares will become eligible for vesting and payable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the board of directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2006-2008 Performance Award’’). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will be eligible for vesting for the 2006-2008 Performance Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Performance shares which are eligible for vesting, as described above, as part of the 2006 Performance Award and the 2006-2008 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the board of directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

Employment-Related Agreements

The following information summarizes the (i) service agreements for Messrs. O’Kane and Cusack, which commenced on September 24, 2004, (ii) amended and restated service agreement for Julian Cusack that will become effective when a successor Chief Financial Officer is in place, (iii) service agreement for Mr. Sinclair dated August 4, 2006, (iv) employment agreement for Mr. Boornazian which commenced on January 12, 2004, (v) service agreement for Mr. Few which commenced on March 10, 2005 and (vi) the service agreement for Ms. Davies which commenced on May 19, 2006 and the compromise agreement dated May 19, 2006. In respect of each of the agreements with Messrs. O’Kane, Cusack, Sinclair, Few and Boornazian and Ms. Davies:

(i)	in the case of Messrs. O’Kane, Cusack and Sinclair and Ms. Davies, employment terminates automatically when the employee reaches 65 years of age, but in the case of Mr. Few employment will terminate automatically when the employee reaches 60 years of age;

(ii)	in the case of Messrs. O’Kane, Cusack, Sinclair and Few and Ms. Davies, employment may be terminated for cause if:

•	the employee becomes bankrupt, is convicted of a criminal offence, commits serious misconduct or other conduct bringing the employee or Aspen Holdings or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Messrs. O’Kane and Cusack and Ms. Davies;

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body; or

•	the employee materially breaches any provision of the shareholder’s agreement with Aspen Holdings;

(iii)	in the case of Mr. Boornazian employment may be terminated for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Re America or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer or board of directors;

•	the employee is convicted of a felony;

•	the employee violates a law, rule or regulation that governs Aspen Re America’s business, has a material adverse effect on Aspen Re America’s business, or disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(iv)	in the case of Messrs. O’Kane, Cusack, Sinclair and Few and Ms. Davies, employment may be terminated by the employee without notice for good reason if:

•	the employee’s annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee’s duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions or is not elected or reelected to such positions;

•	an adverse change in the employee’s reporting relationship occurs in the case of Messrs. O’Kane, Cusack (under his current service agreement) and Few and Ms. Davies;

•	the employee is required to relocate more than 50 miles from the employee’s current office; or

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

(v)	in the case of Mr. Boornazian, employment may be terminated by the employee for good reason upon 90 days’ notice if:

•	there is a material diminution in the employee’s duties, authority, responsibilities or title;

•	the employee’s annual salary is reduced; or

•	there is a material breach by the company of the employment agreement;

(vi)	in the case of Messrs. O’Kane and Cusack (under his current service agreement), if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to receive accrued salary and benefits, and an amount equal to two times the sum of the employee’s highest salary during the term of the agreement and the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years). Fifty percent of this severance payment is paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period;

(vii)	in the case of Messrs. Cusack (under his future service agreement), Few and Sinclair, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee’s highest salary rate during the term of the agreement and (y) the average bonus under the Company’s annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(viii)	in the case of Mr. Cusack (under his future service agreement), if he is terminated without cause or resigns with good reason (as defined in the agreement) within 12 months of his becoming Chairman of Aspen Bermuda, the entitlements in (vii) above will be multiplied by two;

(ix)	in the case of Ms. Davies, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to (a) salary at her salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of two times (x) the employee’s highest salary rate during the term of the agreement and (y) the average bonus under the Company’s annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(x)	in the case of Messrs O’Kane, Cusack, Sinclair and Few, if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, the employee may be entitled to excise tax gross-up payments;

(xi)	the agreements contains provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation; and

(xii)	in the case of Messrs. O’Kane, Cusack, Sinclair and Few, the employees have for the benefit of their respective beneficiaries life cover of four times their basic salary which is fully insured by the Company and there are no key man insurance policies in place.

Christopher O’Kane.    Mr. O’Kane entered into a service agreement with Aspen U.K. Services and Aspen Holdings under which he has agreed to serve as Chief Executive Officer and director of both companies, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. O’Kane shall be paid an annual salary of £346,830, subject to annual review. Mr. O’Kane’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen’s pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our board of directors may determine. Effective April 1, 2007, Mr. O’Kane’s salary will be £416,000.

Julian Cusack.    Mr. Cusack entered into a service agreement with Aspen Holdings under which he has agreed to serve as Executive Vice President, Group Chief Financial Officer and director of Aspen Holdings, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. Cusack shall be paid an annual salary of $342,000 and £30,000, both subject to annual review. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of $180,000 per annum, two return airfares per annum for him and his family from Bermuda to the U.K. as well as reimbursement of reasonable relocation expenses. Mr. Cusack’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our board of directors may determine. Effective April 1, 2007, Mr. Cusack’s salary will be $412,000 plus £30,000.

Mr. Cusack has agreed an amended and restated service agreement with Aspen Holdings under which he has agreed to serve as Chairman of Aspen Bermuda. This new agreement will become effective when a successor Chief Financial Officer is in place. The terms of the future agreement are substantially similar to those of the current agreement, except that Mr. Cusack will be paid an annual salary of $300,000 and the reimbursement of housing costs in Bermuda will be limited to $144,000 per annum.

Brian Boornazian.    Mr. Boornazian entered into an employment agreement with Aspen U.S. Services under which he has agreed to serve as President and Chief Underwriting Officer, Property Reinsurance, of Aspen Re America for a three-year term, with annual extensions thereafter. The agreement originally provided that Mr. Boornazian will be paid an annual salary of $330,000, subject to review from time to time, as well as a discretionary bonus, and shall be eligible to participate in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Effective April 1, 2007, Mr. Boornazian’s salary will be $440,000.

James Few.    Mr. Few entered into a service agreement with Aspen Bermuda under which he has agreed to serve as Head of Property Reinsurance and Chief Underwriting Officer of Aspen Bermuda. The agreement may be terminated upon 12 months’ notice by either party. The agreement originally provided that Mr. Few will be paid an annual salary of $400,000 which is subject to review from time to time. Mr. Few is also provided with an annual housing allowance of $180,000, two return airfares between Bermuda and the U.K. per annum for himself and his family and reasonable relocation costs. The agreement also entitles him to private medical insurance, permanent health insurance, personal accident insurance and life assurance. Under the agreement Mr. Few remains a member of the Aspen U.K. Services pension scheme. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our board of directors may determine. Effective April 1, 2007, Mr. Few’s salary will be $440,000.

Sarah Davies.    Ms. Davies entered into a service agreement in her new role as Director of Research and Development and Business Change on May 19, 2006. In connection with her change in role, she also entered into a compromise agreement on the same date. The service agreement provided that for the first 12 months following Ms. Davies assuming the position of Director of Research and Development and Business Change, Ms. Davies was paid a base salary of £193,000 per year. Ms. Davies also received a payment of £250,000 by the Company for co-operation in moving to a new role as Director of Research and Development and Business Change, of which £182,190 was paid directly into the Aspen UK pension plan on her behalf. Because Ms. Davies’ employment was terminated, Ms. Davies was entitled to receive severance in accordance with the terms of her existing service agreement, reduced by (a) £250,000 referred to above and (b) the amount of her 2005 bonus. 50% of this severance payment is paid to Ms. Davies within 14 days of the execution by Ms. Davies of a valid release. Because her employment was terminated, Ms. Davies’ non-compete will prohibit her only from working for a Bermuda-headquartered, property or casualty insurance or reinsurance company whose shares are listed on the New York Stock Exchange or NASDAQ.

Stuart Sinclair.    Mr. Sinclair entered into a service agreement with Aspen Insurance UK Services Limited under which he has agreed to serve as President and Chief Operating Officer, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. Sinclair shall be paid an annual salary of £375,000, subject to review from time to time. Mr. Sinclair’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally. The service agreement also provides for a discretionary bonus, based on a bonus potential of 125% which may be exceeded, to be awarded annually as the Compensation Committee of our board of directors may determine. Effective April 1, 2007, Mr. Sinclair’s salary will be £390,000.

Boards of Directors of Non-U.S. Subsidiaries

As of March 1, 2007, we had the following directors on the board of directors of each of the following Non-U.S. Subsidiaries:

Aspen Re

Name	Age	Position	Director Since
Paul Myners(1)	58	Chairman	2002
Christopher O’Kane(1)	52	Chief Executive Officer	2002
Ian Campbell(2)(3)	42	Chief Financial Officer	2004
Ian Cormack(1)	59	Director	2003
Marek Gumienny	47	Director	2002
Heidi Hutter(1)	49	Director	2002
Glyn Jones(1)	54	Director	2006
Oliver Peterken(2)	50	Director	2006
Stuart Sinclair(1)	53	Director	2006

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

(3)	Mr. Campbell will not be re-elected as director of Aspen Re at the Company’s annual general meeting.

Marek Gumienny.    Mr. Gumienny has been a director of Aspen Re since 2002. He is also the Managing Director of Candover, a position he has held since 1998. Before joining Candover in 1987, Mr. Gumienny qualified as a chartered accountant with Price Waterhouse, predecessor to PricewaterhouseCoopers.

Aspen (UK) Holdings

Name	Age	Position	Director Since
Christopher O’Kane(1)	52	Director	2003
Julian Cusack(1)	56	Director	2003
Ian Campbell(2)	42	Director	2004

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

Aspen Services

Name	Age	Position	Director Since
Christopher O’Kane(1)	52	Director	2002
Julian Cusack(1)	56	Director	2002
Ian Campbell(2)	42	Director	2004

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

AIUK Trustees

Name	Age	Position	Director Since
Ian Campbell(1)	42	Director	2005
David Curtin(1)	49	Director	2005
Robert Mankiewitz	50	Director	2005
Christopher Woodman(1)	45	Director	2005

(1)	Biography available above under ‘‘— Executive Officers of the Company.’’

Robert Mankiewitz.    Mr. Mankiewitz has been Compliance Officer of Aspen Re since September 2002. Prior to joining Aspen Re, Mr. Mankiewitz worked for Cottrell and Maguire Limited, a Lloyd’s managing agent, from 1990 to 2001 holding various roles of Chief Executive, Finance Director, Compliance Officer and Company Secretary. From late 2001 until joining Aspen Re, Mr. Mankiewitz carried out a number of compliance-related contract assignments.

Aspen Bermuda

Name	Age	Position	Director Since
Christopher O’Kane(1)	52	Chairman	2002
Julian Cusack(1)	56	Chief Executive Officer	2002
James Few(2)	35	Director	2004
David Skinner	53	Director	2004
Kate Vacher(2)	35	Director	2004
Karen Green(2)	39	Director	2006
Oliver Peterken(2)	50	Director	2006
Stuart Sinclair(1)	53	Director	2006

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’

(2)	Biography available above under ‘‘— Executive Officers of the Company.’’

David Skinner.    Mr. Skinner has been Head of Corporate Finance since July 2004 and has been the Chief Financial Officer of Aspen Bermuda since December 21, 2004. Before joining Aspen Bermuda, he held a number of senior financial positions at Ace Limited, which he joined in January 1998, becoming Director of Capital Planning at Ace Limited in April 2002. Mr. Skinner previously worked as a senior manager-Finance and Planning at the Bank of Butterfield in Hamilton, Bermuda from September 1990 until December 1997.

Director Compensation of Members of the Boards of Directors of Non-U.S. Subsidiaries

Other than as described above under ‘‘— Summary of Non-Employee Directors Compensation’’ and ‘‘— Non-Employee Director Compensation,’’ directors of Non-U.S. Subsidiaries who were also directors of the Company received no additional compensation for their service on the boards of directors of the Non-U.S. Subsidiaries. Employees or officers of the Company or any of its subsidiaries who are also directors on the boards of directors of the Non-U.S. Subsidiaries do not receive any additional compensation for their services on the boards of directors of such Non-U.S. Subsidiaries. Mr. Gumienny, who is neither an employee of the Company or any of its subsidiaries nor a current director on the Company’s Board, received $35,000 in 2006 for his services on the board of directors of Aspen Re.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Act with management.

Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Compensation Committee
Prakash Melwani (Chair) Julian Avery Glyn Jones Kamil Salame

February 22, 2007

 AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the board of directors with respect to the Company’s financial statements for the year ended December 31, 2006. The Audit Committee held five meetings in 2006.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

Company management is responsible for the preparation and presentation of complete and accurate financial statements. The Company’s independent registered public accounting firm, KPMG Audit Plc, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company’s financial statements for the year ended December 31, 2006, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, the Audit Committee has determined its independent registered public accounting firm to be independent and has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission (‘‘SEC’’) and for presentation to the Shareholders at the 2007 Annual General Meeting.

Audit Committee
Ian Cormack (Chair) Heidi Hutter David Kelso Norman L. Rosenthal

February 22, 2007

POLICY ON SHAREHOLDER PROPOSALS FOR DIRECTOR
CANDIDATES AND EVALUATION OF DIRECTOR CANDIDATES

Our board of directors has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals.    Shareholder recommendations of director nominees to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s Annual General Meeting. The Company may in its discretion exclude such shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company’s right to exclude shareholder proposals from its proxy statement.

If Shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company’s proxy), shareholder nominations for directors at the Annual General Meeting of Shareholders must be submitted at least 90 calendar days before the Annual General Meeting of Shareholders.

A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the board of directors should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•	the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such common shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee’s evaluation of director nominees, the Company may request that the nominee complete a Directors and Officers Questionnaire regarding such nominee’s independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees.    A nominee recommended for a position on the Company’s board of directors must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in their chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand basic financial statements; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the board of directors of a public company.

Process for Evaluation of Director Nominees.    The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of our board of directors to the extent necessary to fill vacancies on the board of directors or as otherwise desired by the board of directors. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the board of directors select director nominees for shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the board of directors.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the board of directors should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company’s activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee’s qualifications and accomplishments and whether they complement the board of directors’ existing strengths;

•	the nominee’s leadership, strategic, or policy setting experience;

•	the nominee’s experience and expertise relevant to the Company’s insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee’s independence qualifications, as defined by NYSE listing standards;

•	the nominee’s actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its Shareholders;

•	the nominee’s ability to represent the interests of all Shareholders of the Company; and

•	the nominee’s financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board of Directors

The board of directors provides a process for Shareholders to send communications to the board of directors or any of the directors. Shareholders may send written communications to the board of directors or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829. All communications will be compiled and summarized by the Secretary of the Company. Copies of all communications addressed to a specific director will be sent to that director. The chairman of the board of directors will receive copies of all communications that are not addressed to a particular director. Shareholders may also send e-mails to any of our directors via our website at www.aspen.bm.

Board of Directors Policy on Directors’ Attendance at AGMs

Directors are expected to attend the Company’s Annual General Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 1, 2007 (including, in this table only, options that would be exercisable by March 31, 2007) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our Bye-Laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

As of March 1, 2007, 87,816,096 ordinary shares were outstanding.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares(2)	Percentage of Ordinary Shares Outstanding(2)
FMR Corp(3)	9,149,972	10.42%
82 Devonshire Street Boston, MA 02109
Candover Investments plc, its subsidiaries and funds under management(4)	6,074,493	6.92%
20 Old Bailey London EC4M 7LN United Kingdom
The Blackstone Group(5)	5,707,625	6.50%
345 Park Avenue, 31st Floor New York, NY 10154
Snow Capital Management, L.P.(6)	5,490,197	6.25%
2100 Georgetown Drive, Suite 400 Sewickley, PA 15143
Paul Myners(7)	350,702	*
Christopher O’Kane(8)	870,355	1.00%
Julian Cusack(9)	305,671	*
Stuart Sinclair	7,968	*
Brian Boornazian(10)	31,237	*
James Few(11)	120,222	*
Julian Avery	—	*
John Cavoores	—	*
Ian Cormack(12)	35,671	*
Heidi Hutter(13)	71,349	*
Glyn Jones	—	*
David Kelso	2,000	*
Prakash Melwani(14)	—	*
Norman Rosenthal(15)	40,351	*
Kamil M. Salame(16)	—	*
All directors and executive officers as a group (21 persons)	1,931,874	1.99%

*	Less than 1%

(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance UK Limited, 30 Fenchurch Street, London EC3M 3BD, United Kingdom. The address for Messrs. Cusack and Few is c/o Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda.

(2)	Represents the outstanding ordinary shares. With respect to the directors and officers, includes the vested options exercisable for ordinary shares.

Our Bye-Laws generally provide for voting adjustments in certain circumstances.

(3)	As filed with the SEC on Schedule 13G by FMR Corp. on February 14, 2007, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Adviser Act of 1940, is the beneficial owner of 7,463,272 ordinary shares, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 27,700 ordinary shares. Pyramis Global Advisors, LLC, 53 State Street, Boston, MA, 02109, an indirect wholly-owned subsidiary of FMR Corp., is the beneficial owner of 147,400 ordinary shares. Pyramis Global Advisors Trust Company, 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp., is the beneficial owner of 687,100 ordinary shares. Fidelity International Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based is the beneficial owner of 824,500 ordinary shares.

(4)	Includes 681,398 ordinary shares held by Candover Investments plc, 30,996 ordinary shares held by Candover (Trustees) Limited, 133,826 ordinary shares held by Candover 2001 GmbH & Co. KG, 406,054 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 5 Limited Partnership, 97,182 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 4 Limited Partnership, 343,070 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 3 Limited Partnership, 608,511 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 2 Limited Partnership, 965,390 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 1 Limited Partnership, 552,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 6 Limited Partnership, 70,911 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 5 Limited Partnership, 100,654 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 4 Limited Partnership, 1,018,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 3 Limited Partnership, 317,982 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 2 Limited Partnership and 747,593 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 1 Limited Partnership, but excludes 16,794 ordinary shares held by Halifax EES Trustees International Limited (‘‘Halifax’’) as trustee of The Candover 2001 Employee Benefit Trust.

(5)	Includes 4,353,903 ordinary shares held by BCP Excalibur Holdco (Cayman) Limited, 330,478 ordinary shares held by BFIP Excalibur Holdco (Cayman) Limited, 199,678 ordinary shares held by BGE Excalibur Holdco (Cayman) Limited and 823,566 ordinary shares held by BOCP Excalibur Holdco (Cayman) Limited. Blackstone FI2 Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BCP III’’), Blackstone FI Offshore Capital Partners (Cayman) L.P., a Cayman Islands exempted limited partnership (‘‘BOCP III’’) and Blackstone Family Investment Partnership (Cayman) III L.P., a Cayman Islands exempted limited partnership (‘‘BFIP III’’), are the sole members of BCP Excalibur Holdco (Cayman) Limited, BOCP Excalibur Holdco (Cayman) Limited, and BFIP Excalibur Holdco (Cayman) Limited, respectively. Blackstone Management Associates (Cayman) III L.P., a Cayman Islands limited partnership (‘‘BMA III’’) is the sole general partner of each of BCP III and BFIP III, and the sole investment general partner of BOCP III. As the sole general partner of BMA III and the sole member of BGE Excalibur II Limited, a Cayman Islands exempted limited company, which itself is the sole director and sole voting member of BGE Excalibur Holdco (Cayman) Limited, a Cayman Islands exempted limited company (‘‘BGE’’), Blackstone LR Associates (Cayman) III LDC, a Cayman Islands limited duration company (‘‘BLR III’’) may be deemed to be the beneficial owner of 5,707,625 ordinary shares. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of BLR III (the ‘‘Blackstone Founding Members’’) and have the shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of the identified class of securities that may be deemed to be beneficially owned by BLR III. As a result, the Blackstone Founding Members may be deemed to beneficially own the ordinary shares that BLR III may be deemed to beneficially own, but they disclaim any such beneficial ownership except to the extent of their individual pecuniary interest in such ordinary shares.

(6)	As filed with the SEC on Schedule 13G by Snow Capital Management, L.P. on February 5, 2007.

(7)	Includes 92,409 ordinary shares and 258,293 ordinary shares issuable upon exercise of vested options held by Mr. Myners.

(8)	Includes 30,530 ordinary shares, 839,185 ordinary shares issuable upon exercise of vested options and 640 issuable performance shares, held by Mr. O’Kane.

(9)	Includes 13,040 ordinary shares, 292,247 ordinary shares issuable upon exercise of vested options and 384 issuable performance shares, held by Mr. Cusack.

(10)	Includes 21,449 ordinary shares, 7,868 ordinary shares issuable upon exercise of vested options and 1,920 issuable performance shares, held by Mr. Boornazian.

(11)	Includes 3,330 ordinary shares, 115,932 ordinary shares issuable upon exercise of vested options and 960 issuable performance shares, held by Mr. Few.

(12)	Includes 2,170 ordinary shares and 33,501 ordinary shares issuable upon exercise of vested options held by Mr. Cormack.

(13)	Ms. Hutter, one of our directors, is the beneficial owner of 870 ordinary shares. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 3,470 ordinary shares beneficially owned by The Black Diamond Group, LLC. The business address of Ms. Hutter is c/o Black Diamond Group, 515 Congress Avenue, Suite 2220, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 67,009 ordinary shares.

(14)	Mr. Melwani, one of our directors, is a Senior Managing Director in the Private Equity Group of Blackstone. Mr. Melwani disclaims beneficial ownership of any of the ordinary shares or options held by Blackstone. The business address of Mr. Melwani is c/o The Blackstone Group L.P., 345 Park Avenue, 31st Floor, New York, NY 10154.

(15)	Includes 6,850 ordinary shares and 33,501 ordinary shares issuable upon exercise of vested options held by Dr. Rosenthal. Dr. Rosenthal, one of our directors, was nominated by Blackstone and appointed by the board of directors. Dr. Rosenthal disclaims beneficial ownership of any of the ordinary shares held by Blackstone. The business address of Dr. Rosenthal is c/o Norman L. Rosenthal & Associates, Inc., 415 Spruce Street, Philadelphia, PA 19106.

(16)	Mr. Salame, one of our directors, is a Managing Director in the asset management business of Credit Suisse, of which the DLJ Related Entities are a part. Mr. Salame disclaims beneficial ownership of any of the ordinary shares owned by the DLJ Related Entities and Credit Suisse Securities (USA) LLC and its affiliates. The business address of Mr. Salame is c/o DLJ Merchant Banking Partners, Credit Suisse First Boston Private Equity, Eleven Madison Avenue, 16th Floor, New York, NY 10010.

The table below includes securities to be issued upon exercise of options granted pursuant to the Company’s 2003 Share Incentive Plan and the 2006 Stock Option Plan as of December 31, 2006. The 2003 Share Incentive Plan, as amended, and the 2006 Stock Option Plan were approved by Shareholders at our Annual General Meetings.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise of price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by security holders	4,961,840	$16.78	4,514,713
Equity compensation plans not approved by security holders	—	—	—
Total	4,961,840	$16.78	4,514,713

PERFORMANCE GRAPH

The following graph compares cumulative return on our ordinary shares, including reinvestment of dividends of our ordinary shares, to such return for the S&P 500 Composite Stock Price Index and S&P’s Super Composite Property-Casualty Insurance Index, for the period commencing December 4, 2003 and ending on December 29, 2006, assuming $100 was invested on December 4, 2003. The measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each calendar month during the period from December 4, 2003 through December 29, 2006. As depicted in the graph below, during this period, the cumulative total return (1) on our ordinary shares was 15.58%, (2) for the S&P 500 Composite Stock Price Index was 40.15% and (3) for the S&P Super Composite Property-Casualty Insurance Index was 53.37%.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 calls for a vote FOR the re-election of Messrs. Ian Cormack, Prakash Melwani, Kamil Salame and Stuart Sinclair as Class III directors at the Annual General Meeting. If elected, each of Messrs. Ian Cormack, Prakash Melwani, Kamil Salame and Stuart Sinclair will serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2010 or until their successors are elected and qualified.

Biographical information relating to the directors under Proposal No. 1 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company.’’

Votes Required

Proposal No. 1 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF
EACH OF THE NOMINEES FOR CLASS III DIRECTOR.

PROPOSAL FOR ELECTION OF DIRECTOR

(Proposal No. 2)

Proposal No. 2 calls for a vote FOR the re-election of Mr. John Cavoores as a Class I director at the Annual General Meeting. If elected, Mr. Cavoores will serve until the Company’s Annual General Meeting of Shareholders in 2008 or until his successor is elected and qualified.

Biographical information relating to the director under Proposal No. 2 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company.’’

Votes Required

Proposal No. 2 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF
THE NOMINEE FOR CLASS I DIRECTOR.

PROPOSAL FOR ELECTION OF DIRECTOR

(Proposal No. 3)

Proposal No. 3 calls for a vote FOR the re-election of Mr. Glyn Jones as a Class II director at the Annual General Meeting. If elected, Mr. Jones will serve until the Company’s Annual General Meeting of Shareholders in 2009 or until his successor is elected and qualified.

Biographical information relating to the director under Proposal No. 3 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company.’’

Votes Required

Proposal No. 3 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF
THE NOMINEE FOR CLASS II DIRECTOR.

AMENDMENT TO 2006 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Proposal No. 4)

Proposal No. 4 calls for a vote FOR the amendment to the Company’s 2006 Stock Option Plan for non-employee directors. The Board determined at its meeting held on March 21, 2007 that it is in the best interests of the Company and its shareholders to amend the 2006 Stock Option Plan to allow the issuance of restricted share units and to rename the Plan the 2006 Stock Incentive Plan for Non-Employee Directors (the ‘‘Amended 2006 Stock Option Plan’’).

The full text of the Amended 2006 Stock Option Plan is attached to this Proxy Statement as Appendix I. The following summary of the Amended 2006 Stock Option Plan is qualified in its entirety by the provisions of such text.

General.    Our Board approved the Amended 2006 Stock Option Plan on March 21, 2007, subject to shareholder approval. The 2006 Stock Option Plan is intended to benefit our shareholders by assisting the Company in recruiting and retaining the services of non-employee directors and motivating such non-employee directors through the granting of share-based incentive awards. The shares delivered under the 2006 Stock Option Plan are our ordinary shares. The shares may be shares that have been authorized but not yet issued or shares we previously issued and have reacquired. Additional information about the 2006 Stock Option Plan follows.

Purpose.    The Amended 2006 Stock Option Plan provides for the granting of options (the ‘‘Options’’) and restricted stock units (‘‘RSUs’’) to non-employee directors of the Company and its affiliates (such Options and RSUs collectively referred to as ‘‘Awards’’).

Administration.    The Amended 2006 Stock Option Plan may be administered by our Board or by a committee of our Board consisting solely of at least two individuals who, if Section 16 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), is applicable, qualify as ‘‘Non-Employee Directors’’ under Exchange Act Rule 16b-3, as determined by our Board. References herein to the ‘‘Committee’’ are to the Board or such committee, as the case may be, in its capacity as Amended 2006 Stock Option Plan administrator. The Committee interprets the 2006 Stock Option Plan, establishes rules and regulations for the 2006 Stock Option Plan’s administration, determines who will receive Options and establishes the terms of the Options.

Share Limit.    The total number of shares that may be issued under the Amended 2006 Stock Option Plan is 400,000. The issuance of shares or the payment of cash upon the exercise of an Option or in consideration of the cancellation or termination of an Option shall reduce the total number of shares that may be issued under the Amended 2006 Stock Option Plan. Shares that are subject to Awards that are forfeited, cancelled, expire, terminate or lapse without payment of consideration will not reduce the total number of shares that may be issued under the Amended 2006 Stock Option Plan. In the event of any share split, share dividend, reorganization, recapitalization, merger, consolidation, spin-off or other such change in our capitalization, the Committee has the discretion to make adjustments to (i) the number or kind of shares authorized for issuance or covered by outstanding Awards, (ii) the exercise price of options, (iii) the maximum number of shares for which Awards may be granted in any calendar year and/or (iv) any other affected terms of such Awards in order to prevent dilution or enlargement of benefits.

Change in Control.    In the event of a change in control, the Committee may, but shall not be obligated to, (A) with respect to any Award, accelerate or vest with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as reasonably determined in the discretion of the Committee) which, in the case of Options, may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the change in control transaction to holders of the same number of the Company’s ordinary shares subject to such Options (or, if no consideration is paid in any such transaction, the fair market value of the Company’s ordinary shares subject to such Options) over the aggregate exercise price of such Options or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or

(D) provide that for a period of at least 15 days prior to the change in control, Options shall be exercisable as to all of the Company’s ordinary shares subject thereto and that upon the occurrence of the change in control, such Options shall terminate and be of no further force and effect.

Limitation on Transferability of Awards.    Except as otherwise provided in an award agreement or by the Committee, Awards may not be transferred or assigned other than (a) by will or the laws of descent and distribution and (b) if permitted by the Committee in its sole discretion, an Award may be granted directly or transferred to the employer of a non-employee director if such non-employee director is obligated to transfer any compensation received as a non-employee director to his or her employer. Options exercisable after the death of Options recipients may be exercised by their legatees, personal representatives or distributees.

Resale Restrictions.    The ordinary shares that may be issued under the Amended 2006 Stock Option Plan may not be resold except in compliance with the terms, conditions and restrictions set forth in our bye-laws and applicable securities laws. Shares acquired pursuant to the Amended 2006 Stock Option Plan by one of our ‘‘affiliates,’’ as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the ‘‘Securities Act’’), may be resold only pursuant to the registration requirements of that act or an applicable exemption therefrom. In addition, acquisitions and dispositions of our ordinary shares or derivative securities by persons subject to Section 16 of the Exchange Act within any period of less than six months, may permit us to recapture any profit from such transactions pursuant to Section 16(b) of that act. Although Section 16 does not apply as of the date of this proxy statement, it may apply in the future and would apply if the Company no longer qualifies as a ‘‘foreign private issuer’’ under the U.S. securities laws.

Expiration, Amendment and Termination of the Plan and Awards.    No Awards may be granted under the Amended 2006 Stock Option Plan after April 9, 2016. Our Board or the Committee may amend or terminate the Amended 2006 Stock Option Plan at any time, except under certain circumstances where shareholder approval would be required for any amendment that would increase the number of shares that may be delivered under the Amended 2006 Stock Option Plan or that would permit the reduction of the exercise price of Options (except for reductions in connection with anti-dilution adjustments made in connection with stock splits, reorganizations or similar events, as described above). The Amended 2006 Stock Option Plan also gives the Committee the authority to waive the terms and conditions of outstanding Awards; provided, however, that the Award recipients’ consent is required of any amendment that would adversely affect the Award recipients’ rights under an outstanding Award.

Certain U.S. Federal Income Tax Consequences.    The following is a brief description of the U.S. federal income tax consequences of the Amended 2006 Stock Option Plan and Options and RSUs that may be granted under the Amended 2006 Stock Option Plan. It assumes that Options and RSU recipient are U.S. citizens or are resident in the U.S. For purposes of this section, (i) ‘‘Affiliate’’ means any of our direct or indirect subsidiaries, (ii) a ‘‘U.S. Affiliate’’ means any Affiliate that is domiciled or has an office in the United States, and (iii) a ‘‘Foreign Affiliate’’ means any other Affiliate. In general, we and our Foreign Affiliates will not be subject to U.S. federal income tax unless we or they engage in a trade or business in the United States. We and our Foreign Affiliates, other than Aspen Re, endeavor to operate and intend to continue operating so that we and they will not be engaged in a trade or business in the United States or have an office or fixed place of business in the United States. Our U.S. Affiliates are U.S. corporations and, consequently, are U.S. taxpayers.

This summary does not address every tax consideration. This summary is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant with respect to the Amended 2006 Stock Option Plan.

The grant of Options and RSUs does not result in any U.S. federal income tax consequences for us or our Affiliates.

If Award recipients have been granted an Option under the Amended 2006 Stock Option Plan and they are non-employee directors of one of our U.S. Affiliates, we consider such Options recipients to be ‘‘U.S. grantees.’’ As U.S. grantees, if Options recipients recognize ordinary income from the exercise of an Option, the U.S. Affiliate for which Options recipients perform services should be entitled to a U.S. federal income tax deduction in the amount of the ordinary income Options recipients recognized.

The U.S. Affiliate will report to the Internal Revenue Service (‘‘IRS’’) any ordinary income a U.S. grantee realizes by reason of the exercise of an Option. If Options recipients are non-employee directors of such U.S. Affiliate, no amounts will be withheld for income and employment taxes.

If Options recipients have been granted Options under the Amended 2006 Stock Option Plan but are not U.S. grantees, any income recognized will not be reported to the IRS.

If Award recipients have been granted RSUs under the Amended 2006 Stock Option Plan and they are non-employee directors of one of our U.S. Affiliates, we consider such RSU recipients to be U.S. grantees. As U.S. grantees, the RSU recipient will recognize ordinary income when the RSUs (and any associated dividend equivalents) vest, equal to the amount of cash or fair market value of the shares received (and any cash received in payment of associated dividend equivalent rights).

The U.S. Affiliate will report to the IRS any ordinary income a U.S grantee recognizes by reason of the vesting of the RSUs. If RSU recipients are non-employee directors of such U.S. Affiliate, no amounts will be withheld for income and employment taxes.

If RSU recipients have been granted RSUs under the Amended 2006 Stock Option Plan but are not a U.S. grantees, any income recognized will not be reported to the IRS.

Votes Required

Proposal No. 4 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE
AMENDMENT OF THE 2006 STOCK OPTION PLAN.

APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 5)

Proposal No. 5 calls for a vote FOR the appointment of KPMG Audit Plc as the Company’s independent registered public accounting firm. On February 1, 2007, the Audit Committee selected, subject to appointment by the Company’s Shareholders, KPMG Audit Plc to continue to serve as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2007. KPMG Audit Plc has served as the Company’s independent auditor since 2002.

A representative of KPMG Audit Plc is expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Fees Billed to the Company by KPMG Audit Plc

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2006 and 2005 by KPMG Audit Plc (‘‘KPMG’’), the Company’s principal accounting firm.

	Twelve months ended December 31, 2006	Twelve months ended December 31, 2005
	($ in thousands)
Audit Fees(a)	$1,978.9	$1,791.8
Audit-Related Fees(b)	$268.8	760.3
Tax Fees(c)	—	—
All Other Fees(d)	—	—
Total Fees	$2,247.7	$2,552.1

(a)	Audit fees related to the audit of the Company’s financial statements for the twelve months ended December 31, 2006 and 2005, the review of the financial statements included in our quarterly reports on Form 10-Q during 2006 and 2005 and for services that are normally provided by KPMG in connection with statutory and regulatory filings for the relevant fiscal years.

(b)	Audit-related fees are fees related to assurance and related services for the performance of the audit or review of the Company’s financial statements (other than the audit fees disclosed above).

(c)	Tax fees are fees related to tax compliance, tax advice and tax planning services.

(d)	All other fees relate to fees billed to the Company by KPMG for all other non-audit services rendered to the Company.

The Audit Committee has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent with and compatible with KPMG maintaining its independence. The Audit Committee approved all services that were provided by KPMG.

Votes Required

Proposal No. 5 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE APPOINTMENT OF
KPMG AUDIT PLC AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

RESOLUTIONS FOR ASPEN INSURANCE UK LIMITED (‘‘ASPEN RE’’)

(Proposals No. 6, 7 and 8)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 6 calls for a vote on a resolution proposed by the Company in respect of Aspen Re, an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Paul Myners, Christopher O’Kane, Ian Cormack, Marek Gumienny, Glyn Jones, Oliver Peterken and Stuart Sinclair and Ms. Heidi Hutter as company directors to the board of directors of Aspen Re.

Biographical information relating to the directors under Proposal No. 6 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company,’’ ‘‘— Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 7 calls for a vote on a resolution proposed by the Company in respect of Aspen Re as an instruction for the Company’s representatives or proxies to vote FOR:

i)    in place of the authority given in Article 4(B) of Aspen Re’s articles of association, the directors of Aspen Re are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Re Resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Re at the date of the Aspen Re Resolution;

ii)    the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen Re at the date of the Aspen Re Resolution; and

iii)    at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Re may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen Re’s articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen Re’s authorized share capital requires the grant of a general power of allotment by Aspen Re’s shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive Annual General Meeting.

Proposal No. 8 calls for a vote on a resolution proposed by the Company in respect of Aspen Re as an instruction for the Company’s representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen Re for the fiscal year ending December 31, 2007, to hold office from the conclusion of Aspen Re’s Annual General Meeting to the conclusion of the next Annual General Meeting of Aspen Re and to grant authority to the Company’s Board through its

Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Votes Required

Proposals No. 6, 7 and 8 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS
PROPOSED BY THE COMPANY IN RESPECT OF ASPEN RE.

RESOLUTIONS FOR ASPEN INSURANCE UK SERVICES LIMITED (‘‘ASPEN SERVICES’’)

(Proposals No. 9, 10 and 11)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 9 calls for a vote on a resolution proposed by the Company in respect of Aspen Services, an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Julian Cusack and Ian Campbell as company directors to the board of directors of Aspen Services.

Biographical information relating to the directors under Proposal No. 9 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company’’ and ‘‘— Executive Officers of the Company.’’

Proposal No. 10 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company’s representatives or proxies to vote FOR:

i)    in place of the authority given in Article 4(B) of Aspen Services’ articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the Aspen Services Resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services Resolution;

ii)    the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution; and

iii)    at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen Services’ articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen Services’ authorized share capital requires the grant of a general power of allotment by Aspen Services’ shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive Annual General Meeting.

Proposal No. 11 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company’s representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen Services for the fiscal year ending December 31, 2007, to hold office from the conclusion of Aspen Services’ Annual General Meeting to the conclusion of the next Annual General Meeting of Aspen Services and to grant authority to the

Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Votes Required

Proposals No. 9, 10 and 11 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN SERVICES.

RESOLUTIONS FOR ASPEN (UK) HOLDINGS LIMITED (‘‘ASPEN (UK) HOLDINGS’’)

(Proposals No. 12, 13 and 14)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 12 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings, a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Julian Cusack and Ian Campbell as company directors to the board of directors of Aspen (UK) Holdings.

Biographical information relating to the directors under Proposal No. 12 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company’’ and ‘‘— Executive Officers of the Company.’’

Proposal No. 13 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company’s representatives or proxies to vote FOR:

i)    in place of the authority given in Article 4(B) of Aspen (UK) Holdings’ articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at that date;

ii)    the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the resolution; and

iii)    at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of Aspen (UK) Holdings’ articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen (UK) Holdings’ authorized share capital requires the grant of a general power of allotment by Aspen (UK) Holdings’ shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive Annual General Meeting.

Proposal No. 14 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company’s representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2007, to hold office from the conclusion of Aspen (UK) Holdings’ Annual General Meeting to the conclusion of the next Annual General Meeting of Aspen (UK) Holdings and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Votes Required

Proposals No. 12, 13 and 14 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN (UK) HOLDINGS.

RESOLUTIONS FOR AIUK TRUSTEES LIMITED (‘‘AIUK TRUSTEES’’)

(Proposals No. 15, 16 and 17)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 15 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees, an indirect wholly-owned company organized under the laws of England and Wales which administers Aspen Re’s pension plan, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Ian Campbell, David Curtin, Robert Mankiewitz and Christopher Woodman as company directors to the board of directors of AIUK Trustees.

Biographical information relating to the directors under Proposal No. 15 is presented in this Proxy Statement under ‘‘Management—Executive Officers of the Company’’ and ‘‘—Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 16 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company’s representatives or proxies to vote FOR:

i)    in place of the authority given in Article 3(d) of AIUK Trustees’ articles of association, the directors of AIUK Trustees are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) at any time or times during the period of five years from the date of the resolution to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of AIUK Trustees at that date;

ii)    the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of AIUK Trustees at the date of the resolution; and

iii)    at the expiry of the period of five years, the authority contained in (i) above shall expire, but the directors of AIUK Trustees may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority.

Under the provisions of AIUK Trustees’ articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from AIUK Trustees’ authorized share capital requires the grant of a general power of allotment by AIUK Trustees’ shareholders, an additional step not generally required when companies domiciled in the United States are issuing securities. Such authority can be granted for a maximum period of five years. This resolution grants such authority to the directors and is intended to be renewed at each successive Annual General Meeting.

Proposal No. 17 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company’s representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of AIUK Trustees for the fiscal year ending December 31, 2007, to hold office from the conclusion of AIUK Trustees’ Annual General Meeting to the conclusion of the next Annual General Meeting of AIUK Trustees and to grant authority to the

Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Votes Required

Proposals No. 15, 16, and 17 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF AIUK TRUSTEES.

RESOLUTIONS FOR ASPEN INSURANCE LIMITED (‘‘ASPEN BERMUDA’’)

(Proposals No. 18 and 19)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 18 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda, a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Julian Cusack, James Few, Oliver Peterken, Stuart Sinclair, David Skinner, Ms. Karen Green and Ms. Kate Vacher as company directors for election to the board of directors of Aspen Bermuda for 2007 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2007 and to fix the remuneration of such directors.

Biographical information relating to the directors under Proposal No. 18 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company,’’ ‘‘— Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 19 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company’s representatives or proxies to vote FOR the appointment of KPMG as the auditor of Aspen Bermuda for fiscal year ended December 31, 2007 and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Votes Required

Proposals No. 18 and 19 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN BERMUDA.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,
Heather Kitson Secretary

Hamilton, Bermuda
March 28, 2007
* * * * * * *

The Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2006, has been posted on the ‘‘Investor Relations’’ page of our website at www.aspen.bm. The Annual Report does not form any part of the material for the solicitation of proxies. This Proxy Statement differs in some respects from a proxy statement required to be filed by a U.S. domestic issuer because the Company is a ‘‘foreign private issuer’’. Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2006. Upon written request of a Shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Annual Report on Form 10-K, please contact Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, Attn: Head of Investor Relations. In addition, financial reports and recent filings with the SEC, including the Annual Report on Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.bm

Appendix I

ASPEN INSURANCE HOLDINGS LIMITED
2006 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
(As Amended Effective March 21, 2007)

1.	Purpose of the Plan

The purpose of the Plan is to provide ownership of the Company’s shares to non-employee members of the Board in order to improve the Company’s ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders.

2.	Definitions

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Section:

(a)	‘‘Act’’ means The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	‘‘Affiliate’’ means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	‘‘Amendment Date’’ means March 21, 2007.

(d)	‘‘Award’’ means an Option or Restricted Share Unit granted pursuant to the Plan.

(e)	‘‘Beneficial Owner’’ means a ‘‘beneficial owner,’’ as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto) (except that a Person shall be deemed to have ‘‘beneficial ownership’’ of all Shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

(f)	‘‘Board’’ means the Board of Directors of the Company.

(g)	‘‘Change in Control’’ means,

(i)    at any time that the Investors (as defined below) are the Beneficial Owners of 33.33% or more of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

(A)    the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group (other than (x) any subsidiary (as defined below) of the Company or (y) any entity which is a holding company (as defined below) of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B)    any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (I) any acquisition directly from the Company, (II) any acquisition by the Company, or (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(C)    the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; and

(ii)    at any time that the Investors (as defined below) are the Beneficial Owners of less than 33.33% of the combined voting power of the voting shares of the Company, the occurrence of any of the following events:

(A)    the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B)    any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by a Person or Group if immediately after such acquisition a Person or Group who is a shareholder of the Company on the Effective Date continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring Person or Group;

(C)    the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D)    a change in the composition of the Board such that the individuals who, as of the Amendment Date, constitute the Board (such Board shall be referred to for purposes of this subsection (g()ii) as the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Amendment Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A of the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

For purposes of this definition of Change in Control, (i) ‘‘Investors’’ shall mean The Blackstone Group, Wellington Underwriting plc, Candover Partners Limited, Credit Suisse First Boston Private Equity, Montpelier Re Holdings Ltd., 3i Group plc, Olympus Partners and Phoenix Equity Partners or their respective Affiliates; (ii) ‘‘subsidiary’’ shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the first entity; and (iii) ‘‘holding company’’ shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

(h)	‘‘Code’’ means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)	‘‘Committee’’ means the Committee, as specified in Section 4, appointed by the Board.

(j)	‘‘Company’’ means Aspen Insurance Holdings Limited, a Bermuda corporation.

(k)	‘‘Effective Date’’ means April 10, 2006.

(l)	‘‘Fair Market Value’’ means the average of the high and low prices for Shares traded on the New York Stock Exchange on the date of the grant of such Award or if no Shares are traded on that day, on the next preceding day on which the Shares were traded on the New York Stock Exchange.

(m)	‘‘Group’’ means a ‘‘group,’’ as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(n)	‘‘Option’’ means a share option granted pursuant to Section 6.

(o)	‘‘Option Price’’ means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(p)	‘‘Participant’’ means a non-employee member of the Board or the board of directors of an Affiliate who is selected by the Committee to participate in the Plan. To the extent that the Committee determines it is necessary or desirable to grant an Award directly to the employer of a non-employee director pursuant to Section 11, such employer will be deemed to be the Participant.

(q)	‘‘Person’’ means a ‘‘person,’’ as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(r)	‘‘Plan’’ means the Aspen Insurance Holdings Limited 2006 Stock Incentive Plan for Non-Employee Directors (As Amended Effective March 21, 2007). Prior to the Amendment Date the Plan was known as the Aspen Insurance Holdings Limited 2006 Stock Option Plan for Non-Employee Directors.

(s)	‘‘Restricted Share Units’’ means a restricted share unit granted pursuant to Section 7.

(t)	‘‘Service’’ means a Participant’s service as a non-employee member of the Board or the board of directors of an Affiliate.

(u)	‘‘Shares’’ means ordinary shares, par value £0.01 per share, in the capital of the Company.

(v)	‘‘Subsidiary’’ means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.	Shares Subject to the Plan

The total number of Shares that may be issued pursuant to Awards granted under the Plan is 400,000. The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares. The issuance of Shares upon the exercise of an Option shall reduce the total number of Shares available under the Plan. Shares that are (a) subject to Awards (or portions thereof) that are forfeited, are cancelled, or expire, terminate or lapse unexercised or (b) held back by the Company upon exercise of an Option to cover the Option Price or tax withholding, as applicable, shall not be treated as having been issued under the Plan.

4.	Administration

(a)	The Plan shall be administered by the full Board or such committee as the Board shall select consisting solely of two or more members of the Board who, during any period the Company is subject to Section 16 of the Act, are intended to qualify as ‘‘Non-Employee Directors’’ within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Board or any such committee, as the case may be, shall be referred to as the ‘‘Committee’’ for purposes of this Plan and any Award agreement. To the extent a Committee other than the Board administers the Plan, the members of such Committee shall be appointed from time to time by and shall serve at the discretion of, the Board.

(b)	Subject to the provisions of the Plan, the Committee shall have the full power and authority to grant, and establish the terms and conditions of, any Award to any person eligible to be a Participant. The Committee may amend the terms and conditions of outstanding Awards; provided, however, that no such amendment that would adversely affect a Participant’s rights with respect to an Award may be made without the prior written consent of the Participant.

(c)	The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)	The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a participant to remit to the Company (or an Affiliate), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not result in a negative accounting impact).

5.	Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

(b)	Without the approval of the shareholders of the Company, the Company shall not adjust an Option or exchange an Option with another Option if it would result in an Option with a lower Option Price (except for adjustments pursuant to Section 7 of the Plan).

6.	Terms and Conditions of Options

Options granted under the Plan shall be nonqualified stock options for United States federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted (except to the extent the Option Price is adjusted pursuant to Section 7 of the Plan).

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 13.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods (subject in each case to such conditions or restrictions as the Committee may prescribe): (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in Shares; (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; or (v) by such other means as the Committee may prescribe. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee.

(d)	Attestation. Wherever in this Plan or any agreement evidencing an Option, a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Restricted Share Units

(a)	Generally. Subject to the provisions of the Plan, the Committee shall determine the number of Restricted Share Units to be granted to a Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. An Award of Restricted Share Units shall consist of a grant of units, each of which represents the right of the Participant to receive one Share, subject to the terms and conditions established by the Committee in connection with the Award and set forth in the applicable Award agreement. Upon satisfaction of the conditions to vesting and payment specified in the applicable Award agreement, Restricted Share Units will be payable in Shares or, if the Committee so determines, in cash, equal to the Fair Market Value of the Shares subject to such Restricted Share Units.

(b)	Dividends. Dividends paid on any Restricted Share Units may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Share Units pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Restricted Share Units, as determined by the Committee in its sole discretion.

8.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, amalgamation, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under this Plan as to (i) the number or kind of Shares or other securities that may be issued pursuant to the Plan or outstanding Awards, (ii) the Option Price of any outstanding Option and/or (iii) any other affected terms of such Awards.

(b)	Change in Control. In the event of a Change in Control, the Committee may, but shall not be obligated to, (A) with respect to any Award, accelerate or vest with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as reasonably determined in the discretion of the Committee) which, in the case of Options, may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options) over the aggregate exercise price of such Options or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

9.	No Right to Service or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Service of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

10.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

11.	Transferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable, provided, however, that (a) an Award may be transferred or assigned by will or by the laws of descent and distribution, and, (b) if permitted by the Committee in its sole discretion, an Award may be granted directly or transferred to the employer of a non-employee director if such non-employee director is obligated to transfer any compensation received as a non-employee director to his or her employer. An Option exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

12.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (i) increase the total number of Shares that may be issued under the Plan, (ii) reduce the Option Price of an Option (except to the extent the increase in Shares or reduction in Option Price is made in connection with an adjustment under Section 8 of the Plan), or (iii) require shareholder approval under any applicable New York Stock Exchange listing standards or any applicable rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which Shares are listed or any other applicable laws, and (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan.

13.	Requirements of Law; International Participants

The Committee may, in its sole discretion, amend the terms of the Plan or Awards in order (i) to comply with United States federal law or the rules of any securities exchange in the United States or (ii) with respect to Participants who reside or work outside the United States of America, to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

14.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

15.	Arbitration

In the event of any controversy between a Participant and the Company arising out of, or relating to, this Plan or an Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, London or Bermuda as agreed by the parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

16.	Code Section 409A Compliance

To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the United States Department of the Treasury or the Internal Revenue Service (‘‘Section 409A’’). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

17.	Effectiveness of the Plan

The Plan shall be effective as of the Amendment Date, subject to the approval of the shareholders of the Company.

The Board of Directors recommends a vote “FOR” each proposal listed below.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Please see description of proposals on bottom portion of this card.					For	Against	Abstain		For	Against	Abstain		For	Withhold All	For All Except		For	Against	Abstain
				Proposal 3.	☐	☐	☐	Proposal 7.	☐	☐	☐	Proposal 12.	☐	☐	☐	Proposal 16.	☐	☐	☐
	For	Withhold All	For All Except		For	Against	Abstain		For	Against	Abstain	To withhold authority for any individual nominee under Proposal 12, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain
Proposal 1.	☐	☐	☐	Proposal 4.	☐	☐	☐	Proposal 8.	☐	☐	☐					Proposal 17.	☐	☐	☐
To withhold authority for any individual nominee under Proposal 1, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain		For	Withhold All	For All Except		For	Against	Abstain		For	Withhold All	For All Except
				Proposal 5.	☐	☐	☐	Proposal 9.	☐	☐	☐	Proposal 13.	☐	☐	☐	Proposal 18.	☐	☐	☐
	For	Against	Abstain		For	Withhold All	For All Except	To withhold authority for any individual nominee under Proposal 9, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain
Proposal 2.	☐	☐	☐	Proposal 6.	☐	☐	☐					Proposal 14.	☐	☐	☐	To withhold authority for any individual nominee under Proposal 18, write the number of each nominee you wish to withhold on the line(s) below:
				To withhold authority for any individual nominee under Proposal 6, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain		For	Withhold All	For All Except
								Proposal 10.	☐	☐	☐	Proposal 15.	☐	☐	☐
									For	Against	Abstain	To withhold authority for any individual nominee under Proposal 15, write the number of each nominee you wish to withhold on the line(s) below:					For	Against	Abstain
								Proposal 11.	☐	☐	☐					Proposal 19.	☐	☐	☐

Signature _________________________ Date ______________ Signature _________________________ Date ______________
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Proposal 1	To re-elect Messrs. (1) Ian Cormack, (2) Prakash Melwani, (3) Kamil Salame and (4) Stuart Sinclair as Class II directors of the Company.
Proposal 2	To re-elect Mr. John Cavoores as a Class I director of the Company.	Proposal 12	To authorize the election of Messrs. (16) Christopher O'Kane, (17) Julian Cusack and (18) Ian Campbell as company directors to the board of directors of Aspen (UK) Holdings Limited.
Proposal 3	To re-elect Mr. Glyn Jones as a Class II director of the Company.	Proposal 13	To authorize the directors of Aspen (UK) Holdings Limited to allot shares pursuant to Section 80 of the United Kingdom's Companies Act.
Proposal 4	To amend the Company's 2006 Non-Employee Director Stock Option Plan.
Proposal 5	To appoint KPMG Audit Plc, London, England, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm.
Proposal 6	To authorize the election of Messrs. (5) Paul Myners, (6) Christopher O'Kane, (7) Ian Cormack, (8) Marek Gumienny, (9) Glyn Jones, (10) Oliver Peterken, (11) Stuart Sinclair and (12) Ms. Heidi Hutter as company directors to the board of directors of Aspen Insurance UK Limited.	Proposal 14	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings for the fiscal year ending December 31, 2007 and to hold office from the conclusion of Aspen (UK) Holdings Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen (UK) Holdings Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.
Proposal 7	To authorize the directors of Aspen Insurance UK Limited to allot shares pursuant to Section 80 of the United Kingdom's Companies Act.	Proposal 15	To authorize the election of Messrs. (19) Ian Campbell, (20) David Curtin, (21) Robert Mankiewitz and (22) Christopher Woodman as company directors to the board of directors of AIUK Trustees Limited.
		Proposal 16	To authorize the directors of AIUK Trustees Limited to allot shares pursuant to Section 80 of the United Kingdom's Companies Act.
Proposal 8	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Limited for the fiscal year ending December 31, 2007 and to hold office from the conclusion of Aspen Insurance UK Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen Insurance UK Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.	Proposal 17	To authorize the appointment of KPMG as the auditor of AIUK Trustees Limited for fiscal year ended December 31, 2007 and to hold office from the conclusion of AIUK Trustees Limited's annual general meeting to the conclusion of the next annual general meeting of the AIUK Trustees Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.
Proposal 9	To authorize the election of Messrs. (13) Christopher O'Kane, (14) Julian Cusack and (15) Ian Campbell as company directors to the board of directors of Aspen Insurance UK Services Limited.	Proposal 18	To authorize the election of Messrs. (23) Christopher O'Kane, (24) Julian Cusack, (25) James Few, (26) Oliver Peterken, (27) Stuart Sinclair, (28) David Skinner, (29) Ms. Karen Green and (30) Ms. Kate Vacher as company directors to the board of directors of Aspen Insurance Limited and the authorization of the board of directors of Aspen Insurance Limited to appoint any individual as an alternate director or as a director to fill any casual vacancy and to fix the remuneration of such directors.
Proposal 10	To authorize the directors of Aspen Insurance UK Services Limited to allot shares pursuant to Section 80 of the United Kingdom's Companies Act.	Proposal 19	To authorize the appointment of KPMG as the auditor of Aspen Insurance Limited for fiscal year ended December 31, 2007 and grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.
Proposal 11	To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Services Limited for the fiscal year ending December 31, 2007 and to hold office from the conclusion of Aspen Insurance UK Services Limited's annual general meeting to the conclusion of the next annual general meeting of Aspen Insurance UK Services Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company's independent registered public accounting firm.

ASPEN INSURANCE HOLDINGS LIMITED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2007

     The undersigned hereby appoints Christopher O'Kane and Julian Cusack, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held May 2, 2007, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.

     Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, c/o Mellon Investor Services LLC, attn: Proxy Processing, P.O. Box 3510, South Hackensack, NJ 07606, in the accompanying envelope, which does not require postage if mailed in the United States.

     This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR each proposal listed below and in accordance with the proxyholder's best judgment as to any other business as may properly come before the Annual General Meeting.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ahl Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.